SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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LAM RESEARCH CORPORATION

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Fellow Stockholders -	LETTER TO
‹ STOCKHOLDERS
We are pleased to present this year's annual report to you, describing what we believe has been a pivotal time in the 24-year history of Lam Research Corporation.
Despite continuing challenges for the semiconductor equipment industry, the trends of our business have been unmistakably positive:
• We posted profits in the last three quarters of the year
• We won key customer positions in the high-growth dielectric etch market
• We maintained our lead position in the silicon etch market
• We saw positive results from our innovative new business model
We began to change the fundamental structure of our Company in late 2001. Our outsourcing program goes well beyond typical industry practices and puts the focus of our efforts on the core of what we do as an organization. In addition to outsourcing, we have implemented strategic initiatives surrounding asset utilization and customer relationships that we believe will further our goal of increasing shareholder value.
We are committed to strengthening Lam's performance in the semiconductor equipment industry, which is challenged with major product demand swings, intensive R&D requirements, a concentrated, yet global, customer base, and workers who are rightly concerned about job stability and continuity. To succeed in this environment, semiconductor equipment companies must be flexible, they must be first to anticipate customers' next-generation semiconductor process requirements, and they must be able to lessen the employment volatility that has characterized the semiconductor equipment industry for the last several years.
Among our accomplishments so far:
• Our flagship 2300 Series™ product line is now about 65 percent outsourced, up from less than 10 percent last year. This means that the effects of cyclical sales will be managed by our highly capable outsource providers, who can more efficiently balance the variation in sales levels with their other business lines.

•	Meeting the objective we outlined in our update to you last year, approximately 80 percent of Lam employees now work in our core areas of product development, marketing and sales, customer support, and supply chain management. We intend to have 85 percent of our employees focused on our core functions, which we believe will reduce the abrupt changes in our workforce that we have seen in the last several years.
•	We will have cut our facility needs almost in half, to an expected 600,000 square feet by the end of 2003, in part because we are working with outsource providers for manufacturing and warehousing. This reduces our fixed costs and enables us to respond better to the manufacturing cycles in our industry.

As a tangible sign of how these changes have affected our business, let's compare some quarterly numbers for June 2003 and June 2002:

	June 2003	June 2002
Revenue	$ 186.1 million	$ 180.3 million
Gross Margin ($)	$ 77.1 million	$ 66.3 million
Gross Margin (%)	41.4%	36.8%

This reinforces our belief that our initiatives are working. In this quarterly comparison, a $6 million increase in revenue resulted in an $11 million increase in gross margin profitability.

In the same regard, the comparison of annual operating expenses in 2003 and 2002 includes a $29 million or 18% reduction in Selling, General and Administrative costs. As business conditions improve, we expect improved margins and better operating asset turnover compared to previous cycles.

While our new business model has enabled us to improve our financial performance, it is our continued focus on developing leading-edge products, processes, and services, that will fuel our success as we move forward. Based on the level of customer acceptance of our 2300 Series etch products and the new market positions we have won in the last year, we believe that our prospects for the future are strong.

Visibility is still limited, as our customers are maintaining conservative near-term capital investment plans. However, our business sector is the foundation of the high-tech world, and we are confident that technology will continue to develop and grow. Demand for semiconductors has increased, and there are early signs that the overcapacity that has dampened our business for the last few years is beginning to be corrected. The actions outlined above ensure that our Company is well prepared to address whatever industry conditions we may encounter. We thank you for your confidence, and we look forward to updating you on our progress.

Sincerely,

James W. Bagley
Chairman and Chief Executive Officer

Stephen G. Newberry
President and Chief Operating Officer

LAM RESEARCH CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 6, 2003

To the Stockholders:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Lam Research Corporation, a Delaware corporation (the “Company” or “Lam”), will be held on Thursday, November 6, 2003, 11:00 a.m., local time, at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538, for the following purposes:

1.	to elect directors to serve for the ensuing year, and until their successors are elected;

2.	to approve an amendment to the Lam 1999 Employee Stock Purchase Plan (“1999 Purchase Plan”) that will (a) annually increase by a specific amount the number of shares that Lam can redeem in public market or private purchases for issuance through the 1999 Purchase Plan, and (b) allow the plan administrator to set a limit on the number of shares that a participant can purchase on any single exercise date;

3.	to approve the Lam 2004 Executive Incentive Plan (“2004 Incentive Plan”);

4.	to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 27, 2004; and

5.	to transact such other business as may properly come before the meeting, or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on September 12, 2003, are entitled to notice of and to vote at the meeting, and for any adjournment thereof.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote by proxy via telephone, Internet, or mail in accordance with the voting instructions on the proxy card. If you vote by mail, mark, sign, and date the enclosed proxy and return it as promptly as possible in the postage-prepaid and return-addressed envelope enclosed for that purpose. However, any stockholder of record attending the meeting may vote in person, even if he or she has returned a proxy.

By Order of the Board of Directors,

George M. Schisler, Jr.
Assistant Secretary

Fremont, California
October 10, 2003

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to vote by proxy via telephone, Internet, or mail in accordance with the voting instructions on the proxy card. If you vote by mail, you should mark, sign, and date the enclosed proxy card as promptly as possible and return it in the enclosed return-addressed envelope.

LAM RESEARCH CORPORATION

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 6, 2003

LAM RESEARCH CORPORATION

PROXY STATEMENT FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of Lam Research Corporation, a Delaware corporation (the “Company” or “Lam”), for use at the Annual Meeting of Stockholders to be held Thursday, November 6, 2003, at 11:00 a.m., local time (the “Annual Meeting”), or for any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538. The Company’s telephone number at that location is (510) 572-0200.

These proxy solicitation materials will be mailed on or about October 10, 2003 to all stockholders entitled to vote at the meeting. A copy of Lam Research Corporation’s 2003 Annual Report to Stockholders accompanies and is attached to this Proxy Statement.

Record Date and Principal Share Ownership

Stockholders of record at the close of business on September 12, 2003 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. At the Record Date, 129,531,699 shares of the Company’s Common Stock were outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, attending the Annual Meeting in and of itself does not constitute a revocation of a proxy.

Voting and Solicitation

Each stockholder voting on the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected (six at this meeting) multiplied by the number of shares held by such stockholder, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder deems appropriate. However, votes cannot be cast for more than six candidates. No stockholder shall be entitled to cumulate votes for a candidate unless the candidate’s name has been placed in nomination prior to the voting.

Where no vote is specified or where a vote FOR all nominees is marked, the cumulative votes represented by a proxy will be cast, unless contrary instructions are given, at the discretion of the proxy holders in order to elect as many nominees as believed possible under the then-prevailing circumstances. If a stockholder desires to cumulate his or her votes, the accompanying proxy card should be marked to indicate clearly that the stockholder desires to exercise the right to cumulate votes and should specify how the votes are to be allocated among the nominees for directors. For example, a stockholder may write next to the name of the nominee or nominees for whom the stockholder desires to cast votes the number of votes to be cast for such nominee or nominees. Alternatively, without exercising his or her right to vote cumulatively, a stockholder may instruct the proxy holders not to vote for one or more nominees by writing the name(s) of such nominee or nominees on the space provided on the proxy card. Unless indicated to the contrary in the space provided on the proxy card, if a stockholder withholds authority to vote for one or more nominees, all cumulative votes of such stockholder will be distributed among the remaining nominees at the discretion of the proxy holders.

On all other matters, each share has one vote.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”). The Inspector will also determine whether or not a quorum is present. The six candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The approval of each of Proposal No. 2 (amendment of the Lam 1999 Employee Stock Purchase Plan),

Proposal No. 3 (approval of 2004 Executive Incentive Plan), and Proposal No. 4 (ratification of the independent auditors for the Company for the current fiscal year) will each require the affirmative vote of a majority of the shares of the Company’s Common Stock present or represented and entitled to vote with respect to each such matter.

In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote at the Annual Meeting. Abstentions will be treated as shares that are present or represented and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. Thus, abstentions will have the same effect in this regard as negative votes. Any proxy that is properly dated, executed, and returned using the form of proxy enclosed will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of directors, for the amendment of the Lam 1999 Employee Stock Purchase Plan, for the approval of the 2004 Executive Incentive Plan, and for ratification of the appointment of the designated independent auditors, and, with respect to any other matter or matters that may come before the meeting, as the proxy holders deem advisable in accordance with their best judgment. If a broker indicates on the enclosed proxy or its substitute that he or she does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), or with respect to shares as to which proxy authority has been withheld with respect to a matter, those shares will be counted as present in determining whether a quorum for the meeting is present but will not be considered as present or represented with respect to that matter. Thus broker non-votes will have no effect on any of the four proposals being voted on at the Annual Meeting. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Employee participants in the Company’s Savings Plus Plan, Lam Research 401(k) (the “401(k) Plan”) who held Company stock in their personal 401(k) Plan accounts as of the Record Date are being provided with this Proxy Statement as a 401(k) Plan participant so that each such stockholder may vote his or her interest in the Company’s Common Stock as held in the 401(k) Plan. Upon receipt of properly marked and returned proxies, Lam Research Corporation as the 401(k) Plan Administrator or Security Trust Corporation as the Trustee will vote the aggregate voted proxies of the 401(k) Plan participants in accordance with the proxies received. If a 401(k) Plan participant does not vote his or her interest with respect to the proposals to be voted on at this year’s Annual Meeting, then those non-voted shares will not be voted.

The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers, and regular employees, without additional compensation, personally or by telephone or other communication means.

Stockholder Proposals to be Included in the Company’s 2004 Proxy Statement

Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in the Company’s 2004 Proxy Statement. Any such proposal must be received by the Company no later than June 4, 2004. Stockholders interested in submitting such a proposal are advised to contact counsel familiar with the detailed requirements of the applicable securities rules.

Stockholder Proposals and Nominations to be Voted on at 2004 Annual Meeting

Stockholders of the Company may submit proposals, in addition to Rule 14a-8(e) proposals referred to above, that they believe should be voted on at the annual meeting or nominate persons for election to the Board of Directors. In accordance with the Company’s bylaws, any such proposal or nomination for the 2004 annual meeting, currently scheduled for November 4, 2004, must be submitted in writing and received by the Secretary of the Company no earlier than August 6, 2004, and no later than September 3, 2004. The submission must include certain specified information concerning the proposal or nominee, as the case may be, and information about the proponent and the proponent’s ownership of Common Stock of the Company. Proposals or nominations that do not meet the requirements will not be entertained at the annual meeting. Submissions or questions should be sent to: George Schisler, Jr., Office of the Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

A board of six directors is to be elected at the Annual Meeting. The bylaws of the Company provide that the number of directors shall be fixed at six. The proxies cannot be voted for a greater number of persons than the six nominees named below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s six nominees named below, each of whom is currently a director of the Company. If any nominee of the Company should decline or be unable to serve as a director as of the time of the Annual Meeting, the proxies will be voted for any substitute nominee whom shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. Discretionary authority to cumulate the votes held by the proxy holders is solicited by this Proxy Statement. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders, or until a successor has been elected and qualified.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” EACH OF THE SIX NOMINEES FOR DIRECTOR SET FORTH BELOW.

The following table sets forth certain information concerning the nominees, which is based on data furnished by them:

Nominees for Director	Age	Director Since	Principal Occupation and Business Experience During Past Five Years
James W. Bagley	64	1997
Mr. Bagley has been Chief Executive Officer and a director of the Company since the merger of Lam and OnTrak Systems, Inc. in August 1997. Effective September 1, 1998, he was appointed Chairman of the Board of Directors. From June 1996 to August 1997, Mr. Bagley served as Chairman of the Board and Chief Executive Officer of OnTrak. He was formerly Chief Operating Officer and Vice Chairman of the Board of Applied Materials, Inc., where he also served in other senior executive positions during his 15-year tenure. Mr. Bagley held various management positions at Texas Instruments, Inc., before he joined Applied Materials. Mr. Bagley is also currently a director of Micron Technology, Inc. and Teradyne, Inc.

Nominees for Director	Age	Director Since	Principal Occupation and Business Experience During Past Five Years
David G. Arscott(1)	59	1980
Mr. Arscott has been a director of the Company since 1980, and was Chairman of the Board of Directors from 1982 to 1984. He is currently, and has been since 1988, the president of Compass Technology Partners, an investment management firm. From 1978 to 1988, Mr. Arscott was a Managing General Partner of Arscott, Norton & Associates, a venture capital firm. Mr. Arscott is also currently a director of Toolwire, Inc., and Star Vox, Inc.

Robert M. Berdahl(2,3)	66	2001
Dr. Berdahl has been a director of the Company since January 2001. He is currently Chancellor of the University of California, Berkeley, and has held that post since 1997. From 1993 to 1997, Dr. Berdahl was President of the University of Texas at Austin, and from 1986 to 1993, he was Vice Chancellor of Academic Affairs of the University of Illinois at Urbana-Champaign. Dr. Berdahl is also currently a director of Internet-2.

Richard J. Elkus, Jr.(1,3)	68	1997
Mr. Elkus has been a director of the Company since August 1997. He is currently, and has been since 1996, Co-Chairman of Voyan Technology. From February 1994 until April 1997, Mr. Elkus was Vice Chairman of the Board of Tencor Instruments, Inc. From February 1994 to September 1996, Mr. Elkus was Executive Vice President of Tencor Instruments. He is also currently a director of KLA-Tencor Corporation, Virage Logic Corporation, and SOPRA S.A.

Jack R. Harris(2)	61	1982
Mr. Harris has been a director of the Company since 1982. Mr. Harris is currently, and since 1999 has been, Chairman of HT, Inc. and Innovative Robotics Solutions. From 1986 until September 1999, Mr. Harris was Chairman, Chief Executive Officer, and President of Optical Specialties, Inc. Mr. Harris is also currently a director of L-3 ILEX Systems and Metara, Inc.

Grant M. Inman(1,3)	61	1981
Mr. Inman has been a director of the Company since 1981. Mr. Inman is currently a General Partner of Inman Investment Management. From 1985 until 1998, Mr. Inman was a General Partner of Inman & Bowman, a venture capital investment partnership. Mr. Inman is also currently a director of Paychex, Inc. and Wind River Systems, Inc., and a Trustee of the University of California Berkeley Foundation.

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominating/Governance Committee.

CORPORATE GOVERNANCE

Lam’s Board of Directors and management have been and remain committed to good corporate governance to ensure that the Company is managed for the long-term benefit of its stockholders. To that end, during the past year, as well as in prior years, the Board of Directors and management have periodically reviewed and updated the Company’s corporate governance policies and practices. In doing so, the Board reviews published guidelines and recommendations of institutional shareholder organizations and current best practices of similarly situated public companies. In addition, during the past year, the Board has revised Lam’s corporate governance policies and practices in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market, Inc. (“Nasdaq”).

Lam has in place a variety of policies and practices to promote good corporate governance. Consistent with newly adopted Corporate Governance Guidelines (“Guidelines”) (described below), a majority of the Company’s Board of Directors is independent in accordance with the proposed rules of Nasdaq; and all members of the Audit Committee, Compensation Committee, and Nominating/Governance Committee also meet the Nasdaq guidelines for independence. Compensation of Lam’s Chief Executive Officer (“CEO”) is approved by the independent members of Lam’s Board based on recommendations of the Compensation Committee, which evaluates the CEO’s performance in light of corporate goals and objectives. The Compensation Committee also determines the compensation of Lam’s other executive officers based on compensation policies and practices that have been approved by the independent members of the Board. Lam also has:

•	in addition to its existing Audit Committee charter, adopted charters for the Compensation Committee and Nominating/Governance Committee that address corporate governance practices in accordance with the Sarbanes-Oxley Act of 2002, current and proposed Nasdaq corporate governance guidelines, and other applicable rules and regulations;

•	established disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act, including a Disclosure Control Committee;

•	established a procedure for receipt and treatment by the Audit Committee of anonymous and confidential complaints or concerns regarding audit or accounting matters;

•	adopted a Company-wide Global Standards of Business Conduct Policy for all employees worldwide; and

•	provided internal training of managers to enhance their abilities to manage in compliance with state and federal laws.

In addition, Lam has adopted a set of Corporate Governance Guidelines, as noted above. The Board’s Nominating/Governance Committee is responsible for reviewing the Guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Among the matters addressed by the Guidelines are:

•	Director Independence — Independent directors shall constitute at least a majority of the Board. No non-employee director may serve as a consultant or service provider to the Company without the approval of a majority of the independent directors.

•	Director Education — Directors are expected to attend one or more training sessions or conferences to enhance their ability to fulfill their responsibilities.

•	Monitoring Board Effectiveness — From time to time, the Nominating/Governance Committee shall conduct a review of the functioning of the Board and the Board committees. In addition, the Nominating/Governance Committee shall conduct a suitability review of each director on a regular schedule.

•	Executive Sessions of Independent Directors — At least twice per year the Board will schedule regular meetings of the non-management directors without management present.

•	Board Access to Independent Advisors — The Board as a whole, and each of the Board committees separately, have authority to retain and terminate such independent consultants, counselors or advisors to the Board as each shall deem necessary or appropriate.

•	Board Committees — All members of each of the Company’s three standing committees — the Audit, Compensation and Nominating/Governance Committees — are required to be independent in accordance with Nasdaq criteria. See “Board Meetings and Committees” below for a description of the responsibilities of the Board’s standing committees.

Board Meetings and Committees

The Board of Directors of the Company held a total of seven regularly scheduled or special meetings during the fiscal year ended June 29, 2003. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating/Governance Committee.

During fiscal year 2003, the Audit Committee consisted of Messrs. Arscott, Elkus, and Inman. All Audit Committee members are independent, non-employee directors. The Audit Committee held eleven meetings during fiscal 2003. This committee appoints and provides for the compensation of the Company’s independent auditors; oversees and evaluates the work and performance of the independent auditors; reviews the scope of the audit; considers comments made by the independent auditors with respect to accounting procedures and internal controls and the consideration given thereto by the Company’s management; approves all professional services to be provided to the Company by its independent auditors; reviews internal accounting procedures and controls with the Company’s financial and accounting staff; oversees a procedure that provides for the receipt, retention and treatment of complaints received by the Company and of confidential and anonymous submissions by employees regarding questionable accounting or auditing matters; and performs related duties as set forth in applicable securities laws, Nasdaq corporate governance guidelines, and the Committee charter.

During most of fiscal year 2003, the Compensation Committee consisted of Messrs. Berdahl, Harris, and Kenneth Thompson.1 All Compensation Committee members have been independent, non-employee directors. The Compensation Committee held three meetings during fiscal 2003. During fiscal 2003, the Board adopted a charter to govern the Compensation Committee and set forth its responsibilities and authority. The Compensation Committee recommends the salary level, incentives, and other forms of compensation for the chief executive officer, subject to approval by the independent members of the Board; approves salary levels, incentives, and other forms of compensation for the other executive officers of the Company; administers the Company’s various incentive compensation and benefit plans; recommends policies relating to such compensation and benefit plans; and reviews and recommends to the Board all compensation arrangements applicable to the members of the Board. This committee also has authority with respect to grants of stock options, restricted stock, deferred stock, and performance share awards to officers and other employees of the Company.

During fiscal year 2003, the Nominating/Governance2 Committee consisted of Messrs. Berdahl, Elkus, and Inman. All Nominating/Governance Committee members are independent, non-employee directors. The Nominating/Governance Committee held one meeting during fiscal 2003, and in addition held a meeting in September 2003. This committee recommends, for approval by the independent members of the Board, nominees for election as directors of the Company. In August 2003, the Board adopted a new charter for the Nominating/Governance Committee and a set of Corporate Governance Guidelines (described in the Corporate Governance discussion above). Pursuant to the charter and the Guidelines, the Nominating/Governance

[1]	Former director Kenneth Thompson served on the Compensation Committee from April 2002 until his passing in April 2003. Since April 2003 the Committee has consisted of Messrs. Berdahl and Harris.

[2]	The Committee was renamed the Nominating/Governance Committee in September 2003 to reflect its expanded role of overseeing both the director nomination process and matters of corporate governance.

Committee is also responsible for recommending the composition of Board committees for approval by the Board, reviewing and assessing the Corporate Governance Guidelines from time to time and recommending changes for approval by the Board, reviewing the functioning of the Board and its committees and reporting the evaluation to the Board, and reviewing the suitability of each director for continuing service on the Board. In August 2003, the Nominating/Governance Committee approved the nominees for director of the Company as set forth in Proposal No. 1 above. The Nominating/Governance Committee will consider for nomination persons properly nominated by stockholders. In order for the Nominating/Governance Committee to consider the nomination of a person submitted by a stockholder, such nomination must be made in accordance with the Company’s by-laws and other procedures described above in the section captioned, “Stockholder Proposals and Nominations to be Voted on at 2004 Annual Meeting.”

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the beneficial ownership of shares of Common Stock of the Company by: (i) each person or entity whom, based on information obtained, the Company believes beneficially owned more than 5% of the Company’s Common Stock, and the address of each such person or entity (“5% stockholder”); (ii) each current director of the Company; (iii) each named executive officer (“named executive”) described below in the section of this proxy statement captioned “Executive Compensation and Other Information”; and (iv) all current directors and current executive officers as a group. With the exception of 5% stockholders, the information below concerning the number of shares beneficially owned is provided with respect to holdings as of September 12, 2003 (the Record Date), and, with respect to the 5% stockholders, the information below is provided with respect to holdings as of June 30, 2003 (unless otherwise identified). The percentage is calculated using 129,531,699 as the number of shares outstanding as of September 12, 2003.

Name of Person or Entity	Shares Beneficially Owned		Percent of Class
Fidelity Management & Research Co. 82 Devonshire Street Boston, Massachusetts 02109	14,495,734	(1)	11.19%
Putnam Investment Management, LLC. 1 Post Office Square Boston, Massachusetts 02109	11,485,076	(1)	8.87%
Franklin Advisors, Inc. 777 Mariners Island Blvd. San Mateo, California 94404-1585	9,526,835	(1)	7.35%
James W. Bagley	3,473,000	(2)	2.68%
David G. Arscott	226,417	(2)	*
Robert M. Berdahl	48,000	(2)	*
Richard J. Elkus, Jr.	134,370	(2)	*
Jack R. Harris	186,000	(2)	*
Grant M. Inman	273,499	(2)	*
Stephen G. Newberry	1,485,247	(2)	1.15%
Mercedes Johnson	337,974	(2)	*
Nicolas J. Bright	458,921	(2, 4)	*
Ernest Maddock	104,308	(2)	*
All current directors and current executive officers as a group (11 persons)(3)	7,058,606	(2)	5.45%

*	Less than one percent

(1)	Holdings as of June 30, 2003, based on the stockholders’ Schedule 13F filings with the SEC.

(2)	Includes shares subject to outstanding options that are currently exercisable or exercisable within 60 days after September 12, 2003, with respect to: Mr. Bagley, 3,173,000 options; Mr. Arscott, 174,000 options; Dr. Berdahl, 48,000 options; Mr. Elkus, 102,000 options; Mr. Harris, 174,000 options; Mr. Inman, 156,000 options; Mr. Newberry, 1,485,247 options; Ms. Johnson, 323,900 options; Mr. Bright, 457,649 options; Mr. Steven Lindsay, 330,000 options; and Mr. Maddock, 103,850 options, respectively.

(3)	Current directors and current executive officers, as of September 12, 2003, include: Mr. Bagley, Mr. Arscott, Dr. Berdahl, Mr. Elkus, Mr. Harris, Mr. Inman, Mr. Newberry, Ms. Johnson, Mr. Bright, Steven Lindsay, and Mr. Maddock.

(4)	Includes 240 shares held in trust for Mr. Bright’s dependent children.

DIRECTOR COMPENSATION

Directors who are not employees of the Company customarily receive annual retainers of $36,000. A retainer of $36,000 was paid to each non-employee director in fiscal 2003. In addition, non-employee directors receive $1,000 per committee meeting attended, provided that the meeting is attended in person and occurs on a day other than a day when a full board meeting is held. In addition, each non-employee director is automatically granted on or about December 15 of each calendar year an option to purchase shares of the Company’s Common Stock under the Company’s Amended and Restated 1997 Stock Incentive Plan, at an exercise price per share equal to the fair market value of one share of the Company’s Common Stock on the date of grant. In December 2002, each non-employee director was granted an option to purchase 24,000 shares of Common Stock, which constituted each non-employee director’s stock option compensation for Fiscal Years 2003 and 2004. Each option has a term of ten years and is immediately exercisable. The plan provides that unexercised options may be exercisable for twelve months following termination of director status by death or disability.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table provides, for the three fiscal years ended June 29, 2003, June 30, 2002, and June 24, 2001, respectively, certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer, James W. Bagley, and each of the four other most highly compensated executive officers of the Company (determined at the end of the last fiscal year) (the “named executives”).

Summary Compensation Table

		Annual Compensation				Long-Term Compensation(3)
Name and Principal Position	Year	Salary($)(1)	Bonus($)(1)		Other Annual Compen- sation($)(2)	Number of Securities Underlying Options(#)	All Other Compen- sation($)
James W. Bagley	2003	429,883			1,726	501,000
Chairman of the Board &	2002	90,006			283	1,000
Chief Executive Officer	2001	97,704			129
Stephen G. Newberry	2003	501,635	33,000		2,823	285,250	1,292	(4)
President & Chief	2002	472,500			570	205,250	126,310	(4)
Operating Officer	2001	487,696	300,000		528		126,310	(4)
Mercedes Johnson	2003	313,615	15,750		487	123,300	7,094	(7)
Sr. Vice President,	2002	282,385			98	5,300	6,190	(7)
Finance, Chief Financial	2001	307,162	202,500	(5)	94	38,000 (6)	6,698	(7)
Officer & Chief
Accounting Officer
Nicolas J. Bright	2003	280,013	16,500		1,691	156,949	6,801	(8)
Sr. Vice President & Gen.	2002	245,500	56,726		336	356,949	4,379	(8)
Manager, Global Products	2001	323,790	161,084				5,164	(8)
Ernest Maddock	2003	216,538	12,000		18	63,050	5,662	(9)
Vice President, Global	2002	190,404			2	89,750	5,074	(9)
Operations	2001	196,947	166,942				5,121	(9)

(1)	Includes amounts and bonuses earned in fiscal 2003, 2002, and 2001, but deferred at the election of executive officer under the Company’s deferred compensation plans and the Company’s Savings Plus Plan Lam Research 401(k), a qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986 (as amended) (“401(k) Plan”).

(2)	Reflects interest earned on deferred compensation, to the extent that the interest rate exceeded 120% of the applicable federal long-term rate.

(3)	The Company has not issued restricted stock awards in the past three fiscal years. The Company last issued restricted stock awards in June 1996.

(4)	Includes for fiscal 2002 and 2001, $125,000 reflecting Mr. Newberry’s interest in the signing bonus received at the outset of his employment with the Company and held in his deferred compensation account, which interest vested on the first anniversary of his employment with the Company. Also includes $1,292 for term life insurance premiums for 2003 and $1,310 for 2002 and 2001, respectively.

(5)	Includes a bonus of $37,500 paid on the anniversary of Ms. Johnson’s employment, and an additional bonus during fiscal 2001.

(6)	The officer voluntarily rescinded these stock option awards in August 2001.

(7)	Consists of the Company’s matching contributions to the Company’s 401(k) Plan in the amounts of $6,021 for 2003, $4,891 for 2002, and $5,388 for 2001; and Company-paid term life insurance premiums of $1,073 for 2003, $1,299 for 2002, and $1,310 for 2001.

(8)	Consists of the Company’s matching contributions to the Company’s 401(k) Plan.

(9)	Consists of the Company’s matching contributions to the Company’s 401(k) Plan in the amounts of $5,193 for 2003, $4,580 for 2002, and $4,580 for 2001; and Company-paid term life insurance premiums of $469 for 2003, $494 for 2002, and $541 for 2001.

Stock Plans

The following table summarizes stock option grants made to the named executives during the fiscal year ended June 29, 2003. The Company does not grant stock appreciation rights (SARs).

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name of Executive (a)	Number of Securities Underlying Options (#) (b)	Percent of Total Options Granted to Employees in Fiscal Year (c)	Exercise or Base Price ($/Sh) (d)	Expiration Date (e)	5% (f)	10% (g)
James W. Bagley(1)	500,000	10.73%	$9.67	10/17/2009	$1,968,331	$4,587,047
	1,000	.02%	$11.66	10/1/2008	$4,091	$9,323
Stephen G. Newberry(2)	280,000	6.01%	$8.69	10/16/2009	$990,557	$2,308,418
	5,250	.11%	$11.66	10/1/2008	$21,480	$48,944
Mercedes Johnson(3)	118,000	2.53%	$8.69	10/16/2009	$417,449	$972,833
	2,000	.04%	$12.74	10/1/2008	$8,959	$20,420
	3,300	.07%	$12.74	10/1/2008	$14,782	$33,693
Nicolas J. Bright(4)	150,000	3.22%	$8.69	10/16/2009	$530,655	$1,236,653
	4,000	.09%	$12.74	12/24/2008	$18,696	$42,876
	2,949	.06%	$11.66	10/01/2008	$12,065	$27,492
Ernest Maddock(5)	60,000	1.29%	$8.69	10/16/2009	$212,262	$494,661
	1,000	.02%	$12.74	12/24/2008	$4,674	$10,719
	2,050	.04%	$11.66	10/1/2008	$8,387	$19,111

(1)	For Mr. Bagley, the 500,000-share option grant vests and becomes exercisable in 1/8 blocks per quarter from 1/17/2003 through 10/17/2004; all of the 1,000-share option grant vested and became exercisable on 10/01/2002.

(2)	For Mr. Newberry, the 280,000-share option grant vests and becomes exercisable in 1/8 blocks per quarter from 1/17/2003 through 10/17/2004; all of the 5,250-share option grant vested and became exercisable on 10/01/2002.

(3)	For Ms. Johnson, the 118,000-share option grant vests and becomes exercisable in 1/6 blocks per quarter from 1/17/2005 through 4/17/06; all of the 2,000-share and 3,300-share option grants vested and became exercisable on 10/01/2002.

(4)	For Mr. Bright, the 150,000-share option grant vests and becomes exercisable in 1/8 blocks per quarter from 1/17/2003 through 10/17/2004; all of the 4,000-share option grant vested and became exercisable on 12/24/2002; and all of the 2,949-share option grant vested and became exercisable on 10/01/2002.

(5)	For Mr. Maddock, the 60,000-share option grant vests and becomes exercisable in 1/8 blocks per quarter from 1/17/2003 through 10/17/2004; all of the 1,000-share option grant vested and became exercisable on 12/24/2002; and all of the 2,050-share option grant vested and became exercisable on 10/01/2002.

The following table provides certain information concerning the exercise of options to purchase the Company’s Common Stock in the fiscal year ended June 29, 2003, and the unexercised options held as of June 29, 2003, by the named executives.

Aggregated Option Exercises by Named Executives in Last Fiscal Year,
and Fiscal Year-End Option Values

			No. of Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End(2)
Name of Executive	No. of Shares Acquired on Exercise	Value Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
James W. Bagley	0	$0	2,809,500	2,045,500	$17,997,775	$22,732,000
Stephen G. Newberry	0	$0	1,415,247	1,025,253	$14,441,199	$2,129,981
Mercedes Johnson	0	$0	323,900	164,550	$3,625,887	$1,522,965
Nicolas J. Bright	0	$0	420,149	481,249	$3,864,192	$1,358,322
Ernest Maddock	0	$0	88,850	134,450	$888,623	$448,641

(1)	Market value of underlying securities at exercise, minus the exercise price.

(2)	Market value of underlying securities at fiscal year-end, minus the exercise price.

Employment and Termination Agreements,
Change of Control Arrangements, and Retirement Benefits

Employment Agreement with James W. Bagley

The Company entered into an employment agreement with James W. Bagley on July 1, 1997, which became effective on August 6, 1997 (the “Bagley Agreement”). The Bagley Agreement expired pursuant to its term on August 5, 2002. No further employment agreement between Mr. Bagley and the Company has been entered into since August 2002. Mr. Bagley and the Company are currently negotiating a new employment agreement and expect to enter into it during fiscal 2004.

The Bagley Agreement provided that in the event of a change in control of the Company or the involuntary termination of Mr. Bagley without cause, all unvested Incentive Options would automatically accelerate in full so as to become fully vested. Mr. Bagley would have two years from the date of termination in which to exercise such options. If Mr. Bagley’s employment were involuntarily terminated without cause on or after the first anniversary of the effective date of the Bagley Agreement, he would have been entitled to receive a lump sum payment of $100,000 and automatic vesting of any unvested portion of the Base Options that would have vested within the one-year period following the date of such termination (which vested options may be exercised within two years of termination).

Employment Agreement with Stephen G. Newberry

On January 1, 2003, the Company and Mr. Newberry entered into a new employment agreement (the “Newberry Agreement”). A previous employment agreement between Mr. Newberry and the Company expired by its terms on August 4, 2002.

The term of the Newberry Agreement is from January 1, 2003, through October 31, 2005, and will automatically extend for subsequent one-year periods without limit unless terminated by either Mr. Newberry or the Company in accordance with the provisions of the Newberry Agreement. The Newberry Agreement provides for a base salary, at a rate to be set at least annually by the Board of Directors. Under the Newberry Agreement, Mr. Newberry is entitled to participate in any performance incentive plan offered by the Company, in the Company’s Executive Deferred Compensation Plan, and in other benefit plans and compensation programs generally applicable to key executives of the Company.

In the event of involuntary termination without cause or a change in control of the Company followed by either involuntary termination or the acceptance of a position of materially lesser authority or responsibility offered to Mr. Newberry by the Company, or if the Company is acquired by another entity so that there will be no market for the Common Stock of the Company and the acquiring entity does not provide options comparable to unvested stock options held by Mr. Newberry, all unvested stock options granted to Mr. Newberry will automatically be accelerated in full so as to become fully vested. Mr. Newberry will have two years from the date of termination in which to exercise such options. If Mr. Newberry’s employment is involuntarily terminated without cause, he will be entitled to receive a lump sum payment equal to fifteen months of his then annual base compensation, and the Company will pay for fifteen months of COBRA benefits following the date of termination. If Mr. Newberry resigns voluntarily, he is not entitled to receive any severance benefits under the Newberry Agreement.

The Newberry Agreement provides that for a period of six months following Mr. Newberry’s termination of employment with the Company, Mr. Newberry may not solicit any of the Company’s employees to become employed by any other business enterprise.

Employment Agreement with Mercedes Johnson

The Company entered into an employment agreement with Mercedes Johnson on December 11, 1999 (the “Johnson Agreement”). The Johnson Agreement expired pursuant to its term on December 10, 2002. No further employment agreement between Ms. Johnson and the Company has been entered into since December 2002. Ms. Johnson and the Company are currently negotiating a new employment agreement and expect to enter into it during fiscal 2004.

Employment Agreement with Nicolas J. Bright

Effective August 1, 2003, the Company and Mr. Bright entered into an employment agreement (the “Bright Agreement”).

The term of the Bright Agreement is from August 1, 2003, through January 31, 2006, and will automatically extend for subsequent one-year periods without limit unless terminated by either Mr. Bright or the Company in accordance with the provisions of the Bright Agreement. The Bright Agreement provides for a base salary, at a rate to be set at least annually by the Board of Directors. Under the Bright Agreement, Mr. Bright is entitled to participate in any performance incentive plan offered by the Company, in the Company’s Executive Deferred Compensation Plan, and in other benefit plans and compensation programs generally applicable to key executives of the Company.

In the event of a change in control of the Company, subject to certain conditions set forth in the Bright Agreement, or involuntary termination of Mr. Bright without cause, all unvested stock options granted to Mr. Bright will automatically be accelerated in full so as to become fully vested. Mr. Bright will have two years from the date of termination in which to exercise such options. If Mr. Bright’s employment is involuntarily terminated without cause, he will be entitled to receive a lump sum payment equal to fifteen months of his then annual base compensation, and the Company will pay for fifteen months of COBRA benefits following the date of termination. If Mr. Bright resigns voluntarily, he is not entitled to receive any severance benefits under the Bright Agreement.

The Bright Agreement provides that for a period of six months following Mr. Bright’s termination of employment with the Company, Mr. Bright may not solicit any of the Company’s employees to become employed by any other business enterprise.

Employment Agreement with Ernest Maddock

Effective April 15, 2003, Mr. Maddock and the Company entered into an employment agreement (the “Maddock Agreement”). The term of the Maddock Agreement is from April 15 to October 15, 2003. Under the Maddock Agreement, Mr. Maddock is to receive an annual salary and other compensation at a rate recommended by the Company’s Chief Executive Officer and as approved by the Compensation Committee of the Board of Directors.

In the event Mr. Maddock voluntarily resigns his position on or before October 15, 2003, or in the event of an involuntary termination of Mr. Maddock’s employment by the Company on or before October 15, 2003, other than for cause, Mr. Maddock is entitled to receive the following severance benefits: the equivalent of one year’s base salary, prorated over an extended employment period (anticipated to be 18 months) during which Mr. Maddock will continue to have employee status; and Company-paid standard benefits during the extended employment period. The Maddock Agreement provides that if Mr. Maddock’s employment is terminated for cause at any time, or due to his voluntary resignation after October 15, 2003, Mr. Maddock is not entitled to any severance benefits under the Maddock Agreement.

Change of Control Arrangements

In addition to the change of control provisions in the foregoing agreements, certain of the Company’s Stock Option Plans and its Employee Stock Purchase Plan provide, generally, that, upon a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, each outstanding option or right to purchase Common Stock shall be assumed, or an equivalent option or right substituted, by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the option or right or substitute an equivalent option or right, at the discretion of the plan administrator, some or all of the options granted under certain of the Stock Option Plans shall be fully exercisable, and all of the rights granted under the Employee Stock Purchase Plans shall be fully exercisable following the merger for a period from the date of notice by the Board of Directors. Following the expiration of such periods, the options and rights will terminate. Under certain other stock option plans, the plan administrator may make other adjustments or provisions to compensate option holders.

Retirement Medical and Dental Benefits

The Board of Directors approved a plan in July 1996 allowing executives who retire from the Company to continue to participate in the Company’s group medical and dental plans after retirement. Additionally, in July 1998, the Board amended the Elective Deferred Compensation Plan to provide that any participant 55 years or older may petition the Board for an early distribution of benefits under the Plan. Any such early distribution would not affect a participant’s ability to continue to participate and earn benefits under this Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loan to Stephen G. Newberry

In May 2001, Stephen G. Newberry signed a promissory note with the Company entitling him to borrow up to $1,000,000 from the Company at 6.75% simple interest. The loan is secured by a mortgage on Mr. Newberry’s personal residence and is repayable, in full, together with accrued interest, no later than May 8, 2005. As of June 29, 2003, Mr. Newberry had been advanced $1,000,000 against that promissory note, of which $1,000,000 of principal, plus interest, remains outstanding as of September 12, 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No persons who were members of the Compensation Committee during fiscal year 2003 had any relationship requiring disclosure under this section. During fiscal 2003, the Compensation Committee consisted of Messrs. Berdahl, Harris, and Thompson until April 2003, and of Messrs. Berdahl and Harris for the remainder of the fiscal year.

REPORT OF THE COMPENSATION COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (“Securities Act”), or the Securities Exchange Act of 1934, as amended (“Exchange Act”), that might incorporate all or portions of future filings, including this Proxy Statement, the following Report of the Compensation Committee, and the Comparative Stock Performance graph below, shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission (“SEC”) under the Securities Act or the Exchange Act.

The Compensation Committee (the “Committee”) of the Board of Directors, composed of two non-employee directors, determines and administers the Company’s executive compensation policies and programs. This Committee also approves all equity incentive awards to the Company’s executive officers.

Compensation Policies

One of the Committee’s primary goals in setting compensation policies is to maintain competitive programs to attract, retain, and motivate high-caliber executives and maximize the long-term success of the Company by appropriately rewarding such individuals for their achievements. Another goal is to provide an incentive to executives to focus efforts on long-term strategic goals for the Company by closely aligning their financial interests with stockholder interests. To attain these goals, the Committee has designed the Company’s executive compensation program to include base salary, annual incentives, and long-term incentives.

In formulating and administering the individual elements of the Company’s executive compensation program, the Committee emphasizes achievement of short- and long-term objectives and strives to use prudent judgment in establishing performance objectives, evaluating performance, and determining actual incentive awards.

The Committee believes that the Company’s executive compensation programs have met these objectives. The Company has been able to attract and retain the executive talent necessary to support the corporation and promote long-term growth. The Company has also been able to reduce the payment of incentives during those periods in which the Company’s revenue and operating profits were depressed.

Compensation Components

Base Salary

The Committee establishes the base salaries of executive officers, after review of relevant data of other executives with similar responsibilities from published industry reports and surveys of similarly situated companies. Accordingly, the Committee strives to maintain the Company’s annual executive salaries at levels competitive with the market median base salaries of executive officers in similar positions. The market comprises similarly sized high-technology companies within and outside the Company’s industry.

Annual Incentives

Incentive bonuses may be provided to executives as part of a competitive compensation package. The incentive levels are intended to provide the appropriate elements of variability and risk. Incentive payments may be tied specifically to targeted corporate and/or individual performance. The Committee will establish a target incentive amount, determined through review of competitive market data for executives at similar levels, which will be incrementally reduced if the Company does not meet its targeted performance or increased if the Company exceeds its targeted performance.

In furtherance of the Committee’s compensation policies, the Committee believes that the proposed 2004 Executive Incentive Plan, which has been recommended by the Compensation Committee to the Board and has been authorized by the Board of Directors for consideration for approval by the stockholders at the 2003 Annual Meeting, will further support and help achieve the Committee’s stated compensation objectives. Lam is asking its stockholders to approve the 2004 Executive Incentive Plan to ensure that when performance goals are met and compensation is granted under the plan, that compensation would be tax-deductible to the Company. Lam has not previously made any payments under its existing plan and it does not expect the likelihood of incentive compensation payments, if any, to increase, solely as a result of the adoption of the proposed 2004 Executive Incentive Plan. See “Proposal No. 3 — Approval of Lam 2004 Executive Incentive Plan” for more information.

Long-Term Incentives

Stock Options

The Committee grants stock options to focus an executive’s attention on the long-term performance of the Company and on maximizing stockholder value. The grant of stock options is closely tied to individual executive performance. The Committee grants such stock options after a review of various factors, including the executive’s potential contributions to the Company, current equity ownership in the Company, and vesting rates of existing stock options, if any. Stock options are granted with an exercise price equal to the fair market value of the Company’s stock at the time of grant and utilize vesting periods intended to encourage retention of executive officers. Because of the direct benefit executive officers receive through improved stock performance, the Committee believes stock options serve to align the interests of executive officers closely with those of other stockholders.

Restricted Stock

Restricted stock awards may be granted to executives under the 1996 Restricted Stock Plan (which was approved by the Company’s stockholders in 1995). The award of restricted stock is based on the Company’s performance measured against quarterly targets. Because the restricted stock does not vest until five years after the date of the award, the 1996 Restricted Stock Plan is expected to serve as a retention tool, as well as a means of aligning executive and stockholder interests. Shares were last issued under the Restricted Stock Plan in June 1996. In addition, the 1997 Stock Incentive Plan and the 1999 Stock Option Plan also allow for the grant of restricted stock, deferred stock, performance share, and restricted stock unit awards to executives. As of the date of this report, however, no such awards have been made to executives pursuant to such plans.

Deferred Compensation Plan

Another component of the Company’s executive compensation program is the Elective Deferred Compensation Plan (the “Deferred Plan”), a voluntary, non-tax-qualified, deferred compensation plan that encourages officers to save for retirement. Under the Deferred Plan, participants are entitled to defer compensation until retirement, death, other termination of employment, or until specified dates.

Compensation of Chief Executive Officer

The Committee bases the compensation of the Company’s Chief Executive Officer (“CEO”) on the policies and procedures described above. In determining the Chief Executive Officer’s base salary and incentive bonus (if any), the Committee examines compensation levels for other chief executive officers in high-technology firms within and outside the industry. The Committee compares this information to the relevant performance of such firms relative to the Company’s performance.

Pursuant to the Compensation Committee charter, the Committee reviews corporate goals and objectives as relevant to the Chief Executive Officer, evaluates the CEO’s performance in light of these goals and objectives, and based on this evaluation recommends the CEO’s compensation package for approval by the independent members of the Board, including any employment agreement, severance arrangement, change-in-control arrangement, equity grant, or special or supplemental employee benefit, and any material amendment to any of the foregoing, between the Company and the CEO.

James W. Bagley

As described in the discussion in the section “Employment and Termination Agreements, Change of Control Arrangements and Retirement Benefits” above, the previous employment agreement with Mr. Bagley expired by its terms in August 2002. Mr. Bagley and the Company are currently in discussions regarding the terms of a new employment agreement. In the interim, in October 2002 the Board set Mr. Bagley’s base salary at an annualized rate of $650,000. Mr. Bagley is entitled to participate in the Company’s incentive bonus programs available to other senior executives. In addition, in October 2002 Mr. Bagley was granted an option to purchase 500,000 shares of the Company’s Common Stock.

In addition, in October 2002 and July 2003 the Company made modifications to one of Mr. Bagley’s stock option grants. The modifications extended the contractual life of and added additional vesting requirements to the stock option grant. The modifications also provide that the additional vesting requirements will accelerate when each of the following conditions is met: (1) the Nasdaq National Market closing price of the Company’s common stock reaches or exceeds $20.00 per share, and (2) applying U.S. generally accepted accounting principles, the Company’s fiscal quarter net income exceeds $2.5 million after deducting any incremental amortization expense that results from acceleration of this same option. The two conditions need not be met simultaneously nor in a specific order. The modification also provided that the option incorporated by reference any terms regarding change of control and other events affecting Mr. Bagley’s stock options as provided in the employment agreement between the Company and Mr. Bagley.

Effect of Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code (“the Code”) generally limits the corporate deduction for compensation paid to certain executive officers to $1 million, unless the compensation is performance-based. The Committee has carefully considered the potential impact of this tax code provision on the Company and has concluded in general that the best interests of the Company and the stockholders will be served if certain of the Company’s short-term incentives and stock-based long-term incentives qualify as performance-based compensation within the meaning of the Code. It is the Committee’s intention that, so long as it is consistent with the Company’s overall compensation objectives, virtually all executive compensation will be deductible by the Company for federal income tax purposes. As discussed above, in furtherance of that goal, Lam is asking its stockholders to approve the 2004 Executive Incentive Plan to ensure that when performance goals are met and compensation is granted under the plan, that compensation would be tax-deductible to the Company.

COMPENSATION COMMITTEE
Robert M. Berdahl
Jack R. Harris

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to monitor the integrity of the financial statements of the Company, oversee the independence of the Company’s independent auditors, and appoint and provide for the compensation of the independent auditors and to evaluate the performance of the independent auditors. Each of the members of the Audit Committee meets the independence requirements of Nasdaq.

Management has the primary responsibility for the system of internal control and the financial reporting process. The independent auditors have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements with Company management;

•	discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statement of Auditing Standards No. 90, “Audit Committee Communications”;

•	reviewed the written disclosures and the letter from Ernst & Young LLP, required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors their independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining their independence;

•	based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2003 Annual Report on Form 10-K for the fiscal year ended June 29, 2003, filed with the Securities and Exchange Commission; and

•	instructed the independent auditors that the Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE
David G. Arscott
Richard J. Elkus, Jr.
Grant M. Inman

RELATIONSHIP WITH INDEPENDENT AUDITORS

Ernst & Young LLP has audited the Company’s consolidated financial statements since the Company’s inception. In accordance with standing policy, Ernst & Young LLP periodically changes the personnel who work on the audit.

Audit Fees & Fees for Non-Audit Services

Audit services of Ernst & Young LLP during the 2003 fiscal year included the examination of the Company’s consolidated financial statements and services related to filings with the SEC and other regulatory bodies. Fees for the last annual audit, quarterly reviews, and statutory audits were $722,000, and all other fees to Ernst & Young LLP in fiscal 2003 were $280,000, including audit-related services of $236,000 and non-audit services of $44,000. Audit-related services generally include fees for accounting consultations, and reviews of SEC registration statements. Non-audit services generally include fees for certain advisory and tax accounting services.

Fees for Financial Information Systems Design & Implementation

Ernst & Young LLP did not provide any services related to financial information systems design and implementation during fiscal 2003.

It is the responsibility of the Audit Committee to approve, in accordance with Sections 10A(h) and (i) of the Securities Exchange Act of 1934, as amended, and the Rules and Regulations of the Securities and Exchange Commission, all professional services, to be provided to the Company by its independent auditors, provided that the Audit Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption.

The Audit Committee reviewed summaries of the services provided by Ernst & Young LLP and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP as the Company’s auditors.

COMPARATIVE STOCK PERFORMANCE

Set forth below is a line graph comparing the cumulative total stockholder return on the Company’s Common Stock (“LRCX”) for the last five fiscal years against the cumulative total return on the Nasdaq Composite Index (U.S. companies only) (“Nasdaq Comp. Index”) and the Smith Barney Semiconductor Equipment Index (“SB Semi. Equip. Index”) over the same period. The graph and table assume that the investment in the Company’s Common Stock and each index was $100 on July 1, 1998, and that dividends, if any, were reinvested. This data has been furnished by Smith Barney. The Nasdaq Composite Index and the SB Semi. Equip. Index are based on a calendar year. The Company’s return is based on its fiscal year. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

Lam Research Corporation
Nasdaq Composite Index
Smith Barney Semiconductor Equipment Index

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of June 29, 2003 regarding securities authorized for issuance under the Company’s equity compensation plans. The equity compensation plans of the Company include the 1991 Stock Option Plan, the 1996 Performance-Based Restricted Stock Plan, the 1997 Stock Incentive Plan, the 1999 Stock Option Plan, and the 1999 Employee Stock Purchase Plan (the “ESPP”).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1)(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(3)	9,854,646	$12.69	2,426,151 (4)
Equity compensation plans not approved by security holders(5)	18,883,562	$18.70	3,333,213
Total	28,738,208	$16.64	5,759,364

(1)	Does not include 15,687 issued shares of restricted stock with a weighted average price at issue of $6.38 per share, which were issued under the 1996 Performance-Based Restricted Stock Plan.

(2)	Does not include options that Lam assumed under the OnTrak Systems, Inc.’s (“OnTrak”) stock option plans pursuant to the merger of OnTrak into Lam. After giving effect to the exchange ratio provided in the merger, stock options exercisable for 1,947,900 shares of Lam common stock remain outstanding. These options have a weighted average exercise price of $6.93 per share. Following the merger, no further awards have been or will be made under the OnTrak Plans.

(3)	Includes shares issuable under the Company’s 1997 Stock Incentive Plan (the “1997 Plan”). The 1997 Plan was adopted by the Board in May 1997 and approved by the stockholders of the Company in August 1997. In October 2002, the Board amended the 1997 Plan to provide for the issuance of restricted stock unit awards, allow all 1997 Plan participants to participate in exchanges of stock options previously permitted under the 1997 Plan, and provide that vesting of restricted stock, deferred stock, performance share and restricted stock unit awards would be determined by the Administrator of the Plan at the time of the award grant.

(4)	Includes 2,162,272 shares available for future issuance under the ESPP. This number does not include shares that may be added to the ESPP share reserve if stockholders approve the amendment to the ESPP pursuant to Proposal No. 2 herein.

(5)	Includes shares issuable under the Company’s 1999 Stock Option Plan (the “1999 Option Plan”). The 1999 Option Plan reserves for issuance up to 27,500,000 shares of the Company’s Common Stock and is administered by the Compensation Committee of the Board (the “Administrator”).

The 1999 Option Plan was adopted by the Board as of November 5, 1998 (the “Effective Date”) and amended and restated as of October 16, 2002 and November 7, 2002. All directors, officers and employees of Lam and its designated subsidiaries, as well as consultants, advisors or independent contractors who provide valuable services to the Company or such subsidiaries, are eligible to participate in the 1999 Option Plan.

Nonstatutory stock options, deferred stock, restricted stock, performance shares, and restricted stock unit awards (collectively, the “Awards”) may be granted under the plan. Stock options granted under the 1999 Option Plan must have an exercise price that is not less than the fair market value of the Company’s Common Stock on the date of the grant. The Administrator shall determine the participants to whom Awards shall be granted and the terms of such Awards. The 1999 Option Plan terminates ten years from the Effective Date.

In the event of a corporate transaction such as a change of control, the 1999 Option Plan provides that each outstanding Award shall be assumed, or an equivalent Award substituted, by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Award or substitute an equivalent Award, subject to limitations that may be placed in an Award on the date of grant, outstanding Awards shall accelerate and become fully exercisable.

PROPOSAL NO. 2
APPROVAL OF AMENDMENT OF
LAM 1999 EMPLOYEE STOCK PURCHASE PLAN

The Board has adopted, subject to stockholder approval, an amendment (the “Amendment”) to the Lam 1999 Employee Stock Purchase Plan (the “1999 Purchase Plan” or “Plan”) to (i) each year automatically increase the number of shares available for issuance under the Plan by a specific amount on a one-for-one basis with shares of Common Stock that the Company will redeem in public market and private purchases for such purpose and (ii) to authorize the Plan Administrator (the Compensation Committee of the Board) to set a limit on the number of shares a Plan participant can purchase on any single Plan exercise date. The automatic annual increase provides that the number of shares in the Plan reserve available for issuance shall be increased on the first business day of each calendar year commencing with 2004, on a one-for-one basis with each share of Common Stock that the Company redeems, in public-market or private purchases, and designates for this purpose, by a number of shares equal to the lesser of (i) 2,000,000, (ii) one and one-half percent (1.5%) of the number of shares of all classes of common stock of the Company outstanding on the first business day of such calendar year, or (iii) a lesser number determined by the Plan Administrator.

The 1999 Purchase Plan allows Lam employees to use payroll deductions to purchase Lam Common Stock on the terms described below. The Board of Directors believes that it is in the best interests of Lam to provide employees with an opportunity to purchase Common Stock of the Company through the payroll deductions provided for in the Plan. The Amendment is intended to ensure that an adequate number of shares of Lam Common Stock is available to Lam employees under the Plan without diluting the holdings of stockholders by matching automatic increases in the authorized Plan reserve to the number of shares that the Company redeems in public market and private purchases and by providing the Plan Administrator with the ability to limit the number of shares that can be purchased by a participant in the Plan on a single Plan exercise date. In addition, the automatic increase will simplify the administration of the 1999 Purchase Plan by providing for automatic periodic additions of a specified number of shares of Common Stock to the Plan without the need for additional stockholder approval.

Lam’s stockholders initially adopted the 1999 Purchase Plan at the Company’s 1998 annual meeting. The Plan provides Lam employees an opportunity to purchase Lam Common Stock through accumulated payroll deductions. The number of shares currently reserved for issuance under the Plan is a maximum of 9,000,000: 3,000,000 shares to be issued by Lam from its authorized but unissued shares of Common Stock at any time prior to termination of the Plan and an additional share (up to a total of 6,000,000 additional shares) issued for each share of Lam Common Stock repurchased by the Company in the public market or in private purchases for use for this purpose.*

As of September 12, 2003, 129,531,699 shares of Lam Common Stock were outstanding. Of the 9,000,000 shares reserved for issuance under the Plan, 2,165,057 of the shares to be issued by Lam from its authorized but unissued shares of Common Stock had been issued and 5,118,149 of the shares available to be issued for each share of Lam Common Stock repurchased by the Company had been issued. The Compensation Committee has determined that, because the 1999 Purchase Plan will soon exhaust the

*	This tabulation of the number of shares available under the Plan has been adjusted to reflect Lam’s three-for-one split of its Common Stock in March 2000.

number of shares currently reserved thereunder for issuance, the addition of shares to the Plan reserve is necessary so that the 1999 Purchase Plan can continue to provide a sufficient mechanism, through the ability to purchase Lam Common Stock, to compensate employees and provide appropriate long-term incentives for continued employment.

DESCRIPTION OF THE AMENDMENT

The Amendment to the 1999 Purchase Plan:

•	Adds a provision for an automatic annual increase by a specific amount to the number of shares of Common Stock available for issuance under the Plan on a one-for-one basis with shares that the Company redeems through public market and private purchases for such purpose; and

•	Allows the Plan Administrator to place a limit on the number of shares of Common Stock that a participant can purchase on a single exercise date under the Plan.

The description of the Amendment below is a summary of the revisions made to the Plan subject to stockholder approval. Stockholders are advised to review the complete 1999 Purchase Plan, as amended and restated, which is attached to this proxy statement as Appendix A.

Automatic annual increase.  The automatic annual increase provides that the number of shares in the Plan reserve available for issuance shall be increased on the first business day of each calendar year commencing with 2004, on a one-for-one basis with each share of Common Stock that the Company redeems, in public-market or private purchases, and designates for this purpose, by a number of shares equal to the lesser of (i) 2,000,000, (ii) one and one-half percent (1.5%) of the number of shares of all classes of common stock of the Company outstanding on the first business day of such calendar year, or (iii) a lesser number determined by the Plan Administrator. The annual increase is structured so the number of shares added to the Plan does not exceed the number of shares repurchased in order that an adequate number of shares shall remain available to employees through the mechanism of the Plan without diluting the holdings of Lam stockholders. In addition, the automatic increase provision will simplify the administration of the Plan by providing for automatic periodic additions of a specified number of shares of Common Stock to the Plan without the need for additional stockholder approval.

Limitation on the number of shares a participant can purchase on a single Plan exercise date. Pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), purchases of Lam Common Stock through the Plan by a participant in a calendar year cannot exceed the lesser of $25,000 or 15% of the participant’s compensation. As discussed below in “The 1999 Purchase Plan — Purchase Price of Lam Common Stock; Taxes on the Acquisition or Disposition of Stock,” the number of shares that a participant can purchase is determined by the lower of the fair market value of Lam Common Stock on an offering date within a Plan offering period and the fair market value on the related exercise date. Therefore, volatility in the price of Lam’s Common Stock can result in the shares available for issuance under the Plan being depleted more rapidly than expected. The Amendment allows the Plan Administrator, prior to commencement of an offering period, to set a maximum number of shares which may be purchased by any employee on any single exercise date. Whenever a new maximum share amount is set, the Plan Administrator shall notify all participants in the Plan. Any cash in a participant’s account that is not used to purchase shares on an exercise date shall be carried forward in that account for application on the next exercise date, provided that at the termination of an offering period, any such cash shall be promptly refunded to the participant at the end of the offering period.

DESCRIPTION OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

Purpose

Lam adopted the 1999 Purchase Plan as part of its policy to further the long-term growth in Lam’s earnings by providing incentives to its employees, who are or will be responsible for such growth; to facilitate the ownership of Lam’s stock by such individuals, thereby increasing the identity of their interests with those of Lam’s stockholders; and to assist Lam in attracting and retaining employees with experience and ability by offering an employee stock purchase plan with terms both attractive and competitive when compared with the terms of comparable plans offered by companies competing with Lam.

As described below, the 1999 Purchase Plan allows Lam employees (including officers and members of the Board who are also employees, as well as employees of designated Lam subsidiaries) to use payroll deductions to purchase Lam Common Stock on the terms described below.

Plan Administration

The 1999 Purchase Plan provides that the Plan shall be administered by the Board and/or a committee appointed by the Board, whose administration, interpretation and application of the Plan and its terms will be final, conclusive and binding on all participants. The Board has appointed its Compensation Committee to administer the Plan. The 1999 Purchase Plan provides that no member of the Board or committee will be liable for any action or determination taken or made in good faith with respect to the 1999 Purchase Plan, or any shares purchased or issued thereunder.

Securities Subject to Plan

The Plan provides for up to 9,000,000 shares of Lam Common Stock to be reserved for issuance pursuant to purchases made under the 1999 Purchase Plan: 3,000,000 shares may be issued at any time from Lam’s authorized and unissued shares of Common Stock, and an additional share (up to a total of 6,000,000 additional shares) may be issued for each share of Lam Common Stock that the Company repurchases in the public market or in private purchases and designates for this purpose. The 1999 Purchase Plan provides that the Plan Administrator may, in its discretion, transfer shares reserved for issuance under this Plan into a plan of similar terms, as approved by the Board, providing for the purchase of shares of Common Stock by employees of subsidiaries designated by the Board where desirable in light of local or foreign law or foreign administration.

The Amendment further provides that the number of shares in the Plan reserve available for issuance shall be increased on the first business day of each calendar year commencing with 2004, on a one-for-one basis with each share of Common Stock that the Company redeems, in public-market or private purchases, and designates for this purpose, by a number of shares equal to the lesser of (i) 2,000,000, (ii) one and one-half percent (1.5%) of the number of shares of all classes of common stock of the Company outstanding on the first business day of such calendar year, or (iii) a lesser number determined by the Plan Administrator.

Eligibility and Participation

Any regular Lam employee customarily employed by the Company (or by any majority-owned subsidiary) for more than 20 hours per week is eligible to participate in the 1999 Purchase Plan. Officers and members of the Board of Directors who are eligible employees are also permitted to participate in the Plan. Upon employment with Lam, an employee may participate in the Plan on a regular or interim basis beginning on the business day immediately after a regular or interim purchase date. As of September 12, 2003, approximately 2,100 employees would have been eligible to participate in the 1999 Purchase Plan and 1,575 employees are estimated to be current participants in the Plan.

Eligible employees become participants in the 1999 Purchase Plan by delivering to the Company prior to the applicable offering date (including interim purchase dates) a subscription agreement authorizing payroll deductions, or at such other time as may be determined by the Board. An employee who becomes eligible to participate in the 1999 Purchase Plan after the commencement of an offering period may participate on an interim basis until commencement of the next offering period.

Offering Periods and Dates

The offering periods under the Plan have generally been 12 to 16 months in duration. Within a given 12-month Offering Period, there are typically three dates on which Lam Common Stock may be purchased. If, on the first business day following an exercise date (other than the last exercise date of an offering period), the fair market value of a share of Lam Common Stock is less than the fair market value as of the first day of the offering period, the terms of the Plan provide that a new offering period will automatically begin as of that day and all eligible employees participating in the Plan will be automatically enrolled in the new offering period (and the old offering period will be terminated). The Administrator may alter the duration of the offering periods or the number or timing of the purchase dates without stockholder approval. The Amendment clarifies that the Administrator may alter the duration of the offering periods to any period between 3 and 24 months.

Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions during the offering period. Each employee participating in the Plan may elect to have up to 15% of regular base compensation (defined in the 1999 Purchase Plan to include all regular straight-time gross earnings, exclusive of overtime, shift premium, incentive compensation or payments, or bonuses, commissions or other payments) deducted and credited to that employee’s account under the Plan. No additional payments or amounts may be credited to an employee’s account; however, an employee may change the rate of payroll deductions or withdraw entirely from the Plan during any offering period. The Plan Administrator may alter the level of allowed payroll deductions without stockholder approval.

Amounts deducted from regular base compensation and credited to a participating employee’s account shall be held as general funds of Lam, and shall not accrue interest. To the extent that an employee’s payroll deductions exceed the amount required to purchase shares subject to purchase rights, the excess shall be refunded to the employee without interest.

Purchase of Stock; Exercise of Purchase Right

By electing to participate in the 1999 Purchase Plan, each employee is in effect granted a right to purchase shares of Lam Common Stock using payroll deductions accumulated as of each of the purchase dates during any offering period. However, a participating employee’s ability to purchase Lam Common Stock during any calendar year under any of the Company’s stock purchase plans is limited to $25,000 worth of stock (determined at the time the purchase right is originally granted). If the number of shares otherwise subject to purchase rights during an offering period exceeds the number of shares then available under the 1999 Purchase Plan, a pro rata allocation of the shares shall be made in as equitable a manner as is practicable. Unless an employee withdraws from participation in the 1999 Purchase Plan (see “Withdrawal,” below), or his or her participation is otherwise discontinued (see “Termination of Employment,” below), the employee’s right to purchase shares will be exercised automatically at the end of the purchase date for the maximum number of shares at the applicable price.

The Amendment allows the Plan Administrator to set a limit on the maximum number of shares that a participant can purchase on any single exercise date.

Purchase Price of Lam Common Stock; Taxes on the Acquisition or Disposition of Stock

On any particular purchase date under the 1999 Purchase Plan, the purchase price per share will be 85% of the lower of the fair market value of a share of Common Stock as of (i) the beginning of the offering period, (ii) any intervening interim offering date (if the employee becomes a participant as of that date), or (iii) the purchase date. On September 12, 2003, the closing market price of Lam Common Stock was $25.18, as reported by The Nasdaq National Market.

The fair market value of a share of Lam Common Stock on a given date shall be the closing price as reported in the Wall Street Journal for such date. If there is no public trading of Lam Common Stock on a given date, the fair market value shall be determined by the Plan Administrator in its discretion.

The participating employee shall be responsible for all taxes or other withholdings required in connection with the acquisition or disposition of stock purchased under the 1999 Purchase Plan. See “Certain United States Federal Income Tax Information,” below. The participating employee shall not have an interest or voting right in any shares covered under the 1999 Purchase Plan prior to purchase.

Ability of the Board or Plan Administrator to Amend the 1999 Purchase Plan

The Board may terminate or amend the 1999 Purchase Plan, or any purchase right granted thereunder, at any time (except in the event of certain changes in control of the Company). However, stockholder approval is required for any amendment to (i) increase the number of shares which may be issued under the Plan, (ii) change the designation of employees eligible to participate under the Plan, or (iii) materially increase the benefits which may accrue to employees participating under the Plan (if, at the time of such amendment, Lam has a class of securities registered under Section 12 of the Exchange Act).

Term and Termination of Plan

The 1999 Purchase Plan became effective upon the earlier of adoption by the Board or approval by its stockholders, and will continue in effect for a term of 20 years from January 1, 1999. However, the Board may earlier terminate the Plan at any time. If the Board terminates the Plan before an employee’s right to purchase shares has been exercised under the 1999 Purchase Plan, any funds deducted from the employee’s base compensation and credited to the employee’s account under the 1999 Purchase Plan shall be refunded.

Withdrawal

An employee may terminate his or her interest in a given offering by signing and delivering to the Company a notice of withdrawal from the 1999 Purchase Plan. Such withdrawal may be effected at any time prior to the closing of any offering period or interim purchase date. Any withdrawal by the employee of accumulated payroll deductions for a given offering automatically terminates the employee’s interest in that offering. The 1999 Purchase Plan does not permit a partial withdrawal. An employee’s withdrawal from an offering does not affect the employee’s eligibility to participate in subsequent offerings under the 1999 Purchase Plan, except for officers subject to Section 16 of the Securities Exchange Act.

By executing a subscription agreement to participate in the 1999 Purchase Plan, an employee does not become obligated to make any actual stock purchase; rather, the subscription agreement merely indicates the employee’s election to have compensation deducted and shares placed under right to him or her for purchase. However, unless the employee terminates his or her participation, or withdraws his or her payroll deductions, the right to purchase shares will be exercised automatically on each purchase date, and for the maximum number of full shares purchasable with the employee’s accumulated payroll deductions.

Termination of Employment

Termination of a participant’s continuous status as an employee for any reason, including retirement or death, cancels his or her participation in the 1999 Purchase Plan immediately. In such event, the payroll deductions credited to the employee’s account will be returned to the employee or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement. Failure to remain in the continuous employ of the Company for at least 20 hours per week during the offering period will be deemed to be a withdrawal from the 1999 Purchase Plan.

Capital Changes

In the event any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company to the shares subject to purchase and to the purchase price per share, subject to any required action by the stockholders of the Company. In the event of the liquidation or dissolution of the Company, the then-current offering period shall terminate automatically, unless otherwise provided by the Board. In the event Lam merges with another corporation (and Lam stockholders own less than 50% of the surviving entity or its parent), or Lam sells all or substantially all of its assets, the 1999 Purchase Plan provides that each outstanding right to purchase shares will be assumed or an equivalent right will be substituted by the successor corporation; otherwise, the 1999 Purchase Plan provides that all outstanding purchase rights held by Lam employees may be accelerated.

Nonassignability

No rights or accumulated payroll deductions of an employee under the 1999 Purchase Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by Lam as an election to withdraw from the 1999 Purchase Plan.

Reports

Individual accounts are maintained for each participant in the 1999 Purchase Plan. Each participant receives as promptly as practicable after the end of the offering period a report of his or her account setting forth the total amount of payroll deductions accumulated, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

The 1999 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the right to purchase, or the actual purchase of, shares. However, upon the employee’s disposition of shares purchased under the 1999 Purchase Plan, the participant will generally be subject to tax. Upon disposition (including by gift), if the shares have been held by the participant for more than two years after the first day of the offering period and more than one year after the purchase date of the shares, or upon death of the participant while holding the shares, the participant will recognize taxable ordinary income equal to the lesser of (a) the excess of the fair market value of the shares at the time of the disposition over the purchase price of the shares, or (b) 15% of the fair market value of the shares on the first day of the offering period (or interim date on which the employee began to participate in the 1999 Purchase Plan, if later), and any additional taxable gain on the disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be taxable as ordinary income, and any gain or loss on such disposition will be treated as a capital gain or loss. Different rules may apply with respect to participants subject to Section 16 of the Exchange Act. The Company is not entitled to a deduction for amounts taxable to a participant, except to the extent of ordinary income reported by the participant on disposition of shares before the expiration of the holding periods described above.

The foregoing is only a summary of the United States Federal income tax consequences of the 1999 Purchase Plan to participants and does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the income tax consequences of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant may reside, and to which the participant may be subject.

RESTRICTION ON RESALE

Certain officers and directors of the Company may be deemed to be “affiliates” of the Company, as that term is defined under the Securities Act. Common Stock acquired under the 1999 Purchase Plan by an affiliate may only be reoffered or resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

1999 Employee Stock Purchase Benefits

All employees of Lam who satisfy the eligibility requirements set forth in the Plan may each year purchase up to an amount of Lam Common Stock equal to the lesser of $25,000 or 15% of their annual compensation. The following table sets forth the number of shares purchased through the Plan during Lam’s fiscal year ended June 29, 2003.

Name and Position	Number of Shares
James W. Bagley, Chairman of the Board & Chief Executive Officer	0
Stephen G. Newberry, President & Chief Operating Officer	0
Mercedes Johnson, Sr. Vice President, Finance, Chief Financial Officer & Chief Accounting Officer	1,598
Nicolas J. Bright, Sr. Vice President & Gen. Manager, Global Products	0
Ernest Maddock, Vice President, Global Operations	435
Executive Group(1)	2,791
Non-Executive Director Group(2)	0
Non-Executive Officer Employee Group(3)	1,255,049

(1)	Consists of Mr. Bagley, Mr. Newberry, Ms. Johnson, Mr. Bright, Mr. Maddock, and Mr. Lindsay.

(2)	Consists of all members of the Board of Directors except Mr. Bagley.

(3)	Consists of all participating employees except those listed in the Executive Group.

Approval of Proposal No. 2 will require the affirmative vote of a majority of the outstanding shares of Common Stock present or represented and voting on the Proposal at the Annual Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE LAM 1999 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 3
APPROVAL OF LAM 2004 EXECUTIVE INCENTIVE PLAN

The stockholders are being asked to approve the Company’s 2004 Executive Incentive Plan (the “Executive Incentive Plan”) that establishes certain business criteria for performance-based compensation available to Lam’s executive officers. The Executive Incentive Plan, attached to this proxy statement as Appendix B, is proposed to be effective for performance measurement periods beginning on or after December 29, 2003.

The Executive Incentive Plan provides for performance-based incentive compensation in the form of cash payments based on the Company’s achievement of established business goals that are long-term determinants of stockholder value. The Company’s executive officers are eligible for incentive compensation under the Executive Incentive Plan. Upon adoption by stockholders, the proposed Executive Incentive Plan will replace Lam’s existing executive incentive plan with respect to eligible executive officers. As discussed below, Lam is asking its stockholders to approve the Executive Incentive Plan to ensure that when performance goals are met and compensation is granted under the plan, that compensation would be tax-deductible to the Company. Lam has not made any payments under its existing plan since awards earned in fiscal 2000; and it does not expect the likelihood of incentive compensation payments, if any, to increase, solely as a result of the adoption of the proposed Executive Incentive Plan. Nonetheless, the proposed Executive Incentive Plan provides for a range of business criteria upon which performance objectives can be based and the mix of factors used in establishing incentive compensation goals for executive officers, both individually and collectively, may be changed from time to time.

The purpose of the Executive Incentive Plan is to increase stockholder value by providing a performance incentive to the Company’s management, aligning management’s interests with those of the Company, its affiliates and its stockholders by providing compensation based on the achievement of specified business goals, and assisting the Company in attracting, retaining and motivating the best available talent for the successful conduct of its business. The Executive Incentive Plan is structured to allow the Compensation Committee of the Board of Directors (the “Compensation Committee”) broad discretion in selecting appropriate target incentive amounts and business goals to accomplish these purposes.

A further purpose of the Executive Incentive Plan is to provide cash compensation that qualifies as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended, thereby allowing the Company to deduct certain compensation amounts that it would not otherwise be able to deduct for federal income tax purposes. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and the four other most highly compensated officers of a public corporation. (See “Description of the Executive Incentive Plan — Eligibility” below.) However, “performance-based compensation,” which is compensation paid solely upon the achievement of objective performance goals, the material terms of which are approved by the stockholders of the paying corporation, will still qualify for a corporate tax deduction. The stockholders of the Company are accordingly being asked to approve the Executive Incentive Plan, the material terms of which are described below.

DESCRIPTION OF THE 2004 EXECUTIVE INCENTIVE PLAN

The following is a summary of certain important features of the Executive Incentive Plan, which is qualified in its entirety by reference to the full text of the Executive Incentive Plan, which is published in this Proxy Statement as Appendix B.

Administration.  The Compensation Committee administers the Executive Incentive Plan. The Compensation Committee is composed of two or more outside directors and, therefore, is intended to qualify as an independent compensation committee for purposes of Section 162(m) of the Code. For each incentive compensation measurement period (determined by the Compensation Committee but generally the Company’s fiscal year) the Compensation Committee selects the participants from among the executive officers of the

Company. The Compensation Committee also determines the business criteria, performance goals and incentive compensation formula (generally including a target incentive compensation amount for each participant) that will be used to determine the cash incentive amount, if any, earned by each participant for the incentive payment measurement period. The Compensation Committee makes these determinations no later than 90 days after the beginning of the incentive payment measurement period, on or before 25% of the measurement period has elapsed and while the outcome is substantially uncertain. The Compensation Committee also determines the incentive compensation amount to be paid to each participant based on the attainment of the previously established performance goals. The Compensation Committee’s determinations are final and binding on all participants.

Eligibility.  All executive officers of the Company are eligible to be selected for participation. For purposes of the Executive Incentive Plan, the executive officers are defined as any officer who is subject to the reporting rules of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of September 12, 2003, this includes six officers of the Company: the Chairman and Chief Executive Officer, the President and Chief Operating Officer; the Senior Vice President, Finance and Chief Accounting Officer; the Senior Vice President and General Manager, Global Products; the Vice President, Global Field Operations and Corporate Marketing; and the Vice President, Customer Support Business Group. The Compensation Committee has the discretion to determine which eligible employees will participate in the Executive Incentive Plan for any incentive compensation measurement period.

Maximum Potential Incentive Compensation Award.  The maximum incentive compensation award that may be paid to any participant in any calendar year under the Executive Incentive Plan is $2,000,000.

BUSINESS CRITERIA ON WHICH PERFORMANCE GOALS MAY BE BASED

Incentive compensation amounts earned under the Executive Incentive Plan are determined based on the Company’s achievement, over the incentive compensation measurement period, of established business goals that are long-term determinants of stockholder value. In establishing incentive compensation terms under the Executive Incentive Plan for any given incentive compensation measurement period, the Compensation Committee may select only from business criteria specified in the Executive Incentive Plan that have been approved by the stockholders. If the stockholders approve the Executive Incentive Plan, the Compensation Committee will be empowered under the Executive Incentive Plan to select from the following list of business criteria:

•	Return on equity, total capital or assets.

•	Growth of revenue, operating income or net income (with or without regard to impairment of goodwill).

•	Efficiency ratio (other expense as a percentage of other income plus net interest income), with or without regard to impairment of goodwill.

•	Net operating expense (other income less other expense) with or without regard to impairment of goodwill.

•	Net income or operating income with or without regard to impairment of goodwill, in aggregate or per share.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”).

•	Free cash flow generation.

•	Ratio of nonperforming assets to total assets.

•	Customer service.

•	Individually designed goals and objectives that are consistent with the participant’s specific duties and responsibilities and that are designed to improve the financial performance of the Company or a specific division or affiliate. The goals and objectives shall also be derived from and consistent with the operating plan of the Company, division or affiliate for the particular year to which the participant’s performance is measured.

ADDITIONAL TERMS AND CONDITIONS OF THE EXECUTIVE INCENTIVE PLAN

Requirement of Continued Employment.  In general, an eligible employee must be continuously employed by the Company for the entire incentive compensation measurement period to be a participant. However, if the employment of a participant ends by reason of the death, disability, or termination of employment (as determined in the discretion of the Compensation Committee), the participant shall be paid a pro rata portion of the incentive compensation award, if any, that otherwise would have been payable under the Plan, unless the Committee determines in its sole discretion that payment is not appropriate. In addition, the Compensation Committee may include an eligible employee hired after the commencement of a incentive compensation measurement period for the remaining portion of the incentive compensation measurement period.

Impact of Certain Acquisitions.  Unless otherwise specified by the Compensation Committee in its establishment of incentive compensation criteria for a given incentive compensation measurement period, if the Company or its affiliates consummate one or more acquisitions that, individually or in the aggregate, constitute a Triggering Acquisition, the incentive compensation measurement period will be terminated early and pro-rated incentive compensation awards will be paid based on the degree of attainment of the performance goals during the shortened incentive compensation measurement period. A Triggering Acquisition is an acquisition in which the acquired entity’s operating earnings for the four calendar quarters before the acquisition is equal to 10% or more of the pro-forma operating earnings for the combined entities for the same period.

Incentive Compensation Adjustments.  The Compensation Committee may adjust actual incentive compensation awards for a participant under the Executive Incentive Plan to the extent that doing so will not cause any part of that participant’s incentive compensation to become nondeductible to the Company.

Amendment and Termination.  The Compensation Committee may amend or terminate the Executive Incentive Plan on a prospective basis at any time. The Compensation Committee may not, however, amend or terminate the Executive Incentive Plan so as to increase, reduce or eliminate incentive compensation payable under the Executive Incentive Plan retroactively. The Compensation Committee also does not have the power to amend the Executive Incentive Plan in any fashion that would cause the Executive Incentive Plan to fail to qualify as performance- based compensation with respect to any “covered employee” under Section 162(m) of the Code.

2004 Executive Incentive Plan Benefits

The following table is required in order to show the amounts of compensation under the Executive Incentive Plan to be paid in fiscal 2004 or that would have been paid in fiscal 2003 had the Plan been in effect in fiscal 2003. However, neither the amount of the incentive compensation that executive officers of Lam will receive under the Executive Incentive Plan during the fiscal year ended June 27, 2004, nor the amount that they would have received during the fiscal year ended June 29, 2003 had the proposed Executive Incentive Plan been in effect, is determinable at this time, as reflected in footnote 1 of the table. Lam has not made any payments under its existing incentive plan since awards earned in fiscal 2000; and it does not expect the likelihood of incentive compensation payments, if any, to increase solely as a result of the adoption of the proposed Executive Incentive Plan. Nonetheless, the proposed Executive Incentive Plan provides for a range of business criteria upon which performance objectives can be based, and the mix of factors used in establishing incentive compensation goals for executive officers, both individually and collectively, may be changed from time to time.

Name and Position	Dollar Value
James W. Bagley, Chairman of the Board & Chief Executive Officer	(1)
Stephen G. Newberry, President & Chief Operating Officer	(1)
Mercedes Johnson, Sr. Vice President, Finance, Chief Financial Officer & Chief Accounting Officer	(1)
Nicolas J. Bright, Sr. Vice President & Gen. Manager, Global Products	(1)
Ernest Maddock, Vice President, Global Operations	(1)
Executive Group	(1)
Non-Executive Director Group	(2)
Non-Executive Officer Employee Group	(3)

(1)	Amount of incentive compensation payable during fiscal 2004 is not determinable at this time.

(2)	Non-executive directors are not eligible to participate in the Executive Incentive Plan.

(3)	Non-executive officer employees are not eligible to participate in the Executive Incentive Plan.

Approval of Proposal No. 3 will require the affirmative vote of a majority of the outstanding shares of Common Stock present or represented and voting on the Proposal at the Annual Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2004 EXECUTIVE INCENTIVE PLAN.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Unless marked otherwise, proxies received will be voted “FOR” the ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company for the current fiscal year. Ernst & Young LLP has been the Company’s independent auditors since fiscal year 1981.

The audit services of Ernst & Young LLP during fiscal 2003 included the examination of the consolidated financial statements of the Company and services related to filings with the SEC and other regulatory bodies.

The Audit Committee of the Company meets with Ernst & Young LLP on an annual or more frequent basis. At such time, the Audit Committee reviews both audit and non-audit services performed by Ernst & Young LLP for the preceding year, as well as the fees charged for such services. Among other things, the Committee examines the effect that the performance of non-audit services, if any, may have upon the independence of the auditors. All professional services provided by Ernst & Young LLP, including such non-audit services, if any, are subject to approval by the Audit Committee in accordance with applicable securities laws, rules and regulations. For more information, see the “Audit Committee Report” and the “Relationship with Independent Auditors” sections above.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

Approval of Proposal No. 4 will require the affirmative vote of a majority of the outstanding shares of Common Stock present or represented and voting on such Proposal at the Annual Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Executive officers, directors, and greater than 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file such reports on a timely basis. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of these requirements were satisfied during the 2003 fiscal year, with the following exception: a report on Form 4 that was due on October 18, 2002 in connection with a modification of a stock option held by Mr. Bagley was filed on October 29, 2002.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the proxy holders named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the enclosed envelope or otherwise exercise your stockholder voting rights by telephone or Internet, as provided in the materials accompanying this Proxy.

By Order of The Board of Directors,

George M. Schisler, Jr.
Assistant Secretary

Fremont, California
Dated: October 10, 2003

APPENDIX A

LAM RESEARCH CORPORATION
1999 EMPLOYEE STOCK PURCHASE PLAN
Amended and Restated Effective as of November 6, 2003

1.    Purpose.

This Amended and Restated Lam Research Corporation 1999 Employee Stock Purchase Plan (“Plan”) is amended and restated as of November 6, 2003. The Plan is intended to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

2.    Definitions.

(a)  “Administrator” means the Board, the Compensation Committee of the Board or any committee the Board may subsequently appoint to administer the Plan pursuant to Section 14 hereof, if one is appointed. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Administrator.

(b)  “Annual Increase” means the number of shares of Common Stock that, pursuant to Section 13, may annually be added to the number of shares issuable under the Plan.

(c)  “Board” means the Board of Directors of the Company.

(d)  “Code” means the Internal Revenue Code of 1986, as amended.

(e)  “Common Stock” means the Common Stock of the Company.

(f)  “Company” means Lam Research Corporation, a Delaware corporation.

(g)  “Compensation” means all regular, straight-time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions, or other compensation.

(h)  “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

(i)  “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board or Administrator from time to time in its sole discretion as eligible to participate in this Plan.

(j)  “Employee” means any person, including an officer, who is customarily employed for at least 20 hours per week by the Company or one of its Designated Subsidiaries. Whether an individual qualifies as an Employee shall be determined by the Administrator, in its sole discretion, by reference to Section 3401(c) of the Code and the regulations promulgated thereunder; unless the Administrator makes a contrary determination, the Employees of the Company shall, for all purposes of this Plan, be those individuals who satisfy the customary employment criteria set forth above and are carried as employees by the Company or a Designated Subsidiary for regular payroll purposes.

(k)  “Exercise Date” means such business days during each Offering Period of this Plan as may be identified by the Administrator pursuant to Section 8 of this Plan.

(l)  “Interim Offering Date” means the first business day following an Exercise Date other than the last Exercise Date of an Offering Period.

(m)  “Maximum Share Amount” means the maximum number of shares of Common Stock that a Participant can purchase on any single Exercise Date as may be set by the Administrator pursuant to Section 9 of this Plan.

(n)  “Offering Date” means the first business day of an Offering Period.

(o)  “Offering Period” means a period established by the Administrator pursuant to Section 4 of this Plan during which payroll deductions are accumulated from Participants and applied to the purchase of Common Stock.

(p)  “Participant” means an Employee who has elected to participate in this Plan pursuant to Section 5 hereof.

(q)  “Plan” means this Amended and Restated Lam Research Corporation 1999 Employee Stock Purchase Plan.

(r)  “Purchase Right” means a right to purchase Common Stock granted pursuant to Section 7 of this Plan.

(s)  “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.    Eligibility.

(a)  Regular Participation.    Any person who is, or will be, an Employee on the Offering Date of a given Offering Period shall be eligible to participate in this Plan during such Offering Period, subject to the requirements of Section 5(a) of this Plan.

(b)  Interim Participation.    Any person who becomes an Employee after the Offering Date of an Offering Period and before an Interim Offering Date shall be eligible to participate in this Plan during such Offering Period, but only on and beginning with the first Interim Offering Date on or before which such person becomes an Employee, and subject to the requirements of Section 5(a) of this Plan.

(c)  Exceptions.    Notwithstanding paragraphs (a) and (b) of this Section 3, an Employee shall not be eligible to participate in this Plan during an Offering Period to the extent that (i) immediately after the grant of a Purchase Right on an Offering Date or Interim Offering Date, the Employee (or any other person whose stock would be attributed to the Employee under Section 424(d) of the Code) would own stock and/or hold outstanding purchase rights to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) the grant of a Purchase Right on an Offering Date or Interim Offering Date would permit the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined at the date of grant of those purchase rights) for each calendar year in which the purchase rights would be outstanding at any time.

4.    Offering Periods.

The duration of each Offering Period shall be determined by the Administrator, provided that an Offering Period shall be no shorter than 3 months and no longer than 24 months (measured from the first business day of the first month to the last business day of the last month) and succeeding Offering Periods shall be the same duration unless otherwise determined by the Administrator pursuant to this Section. Unless otherwise determined by the Administrator:

(a)  a new Offering Period shall begin on the first business day after the last Exercise Date of an Offering Period;

(b)  a new Offering Period shall begin, and the old Offering Period shall terminate, on the first business day after an Exercise Date (other than the last Exercise Date of an Offering Period) if the fair market value (as defined in Section 7(b)(i) of this Plan) of a share of Common Stock is less than the fair market value of a share of Common Stock on the Offering Date of the Offering Period; and

(c)  an Offering Period shall terminate on the date that there are no Participants enrolled in it.

5.    Participation.

(a)  An Employee may become a Participant in this Plan by completing a subscription agreement, in such form or forms as the Administrator may approve from time to time, and filing it with the Company’s payroll office within 15 days before the applicable Offering Date or Interim Offering Date, unless another time for filing the subscription agreement is set by the Administrator for all Employees with respect to a given Offering Period. The subscription agreement shall authorize payroll deductions pursuant to this Plan and shall have such other terms as the

Administrator may specify from time to time.

(b)  At the end of an offering Period, each Participant in the Offering Period who remains an Employee shall be automatically enrolled in the next succeeding Offering Period (a “Re-enrollment”) unless, in a manner and at a time specified by the Administrator, but in no event later than the day before the Offering Date of such succeeding Offering Period, the Participant notifies the Administrator in writing that the Participant does not wish to be re-enrolled. Re-enrollment shall be at the withholding percentage specified in the Participant’s most recent subscription agreement unless the Participant changes that percentage by timely written notice. No Participant shall be automatically re-enrolled whose participation has terminated by operation of Section 10 of this Plan.

(c)  If an Offering Period commences pursuant to Section 4(b) of this Plan, each Employee on the Offering Date of that Offering Period shall automatically become a Participant in the commencing Offering Period. Participation shall be at the withholding percentage specified in the Participant’s most recent subscription agreement, unless the Participant notice changes that percentage by timely written notice. If the Participant has no subscription agreement on file, Participation shall be at a 0% withholding rate until changed by the Participant. No Participant shall be automatically re-enrolled whose participation has terminated by operation of Section 11 of this Plan.

6.    Payroll Deductions.

(a)  Each Participant shall have withheld a percentage of his or her Compensation received during an Offering Period. Withholding shall be in whole percentages, up to a maximum (not to exceed 15%) established by the Administrator from time to time, as specified by the Participant in his or her subscription agreement. Payroll deductions for a Participant during an Offering Period shall begin with the first payroll following the Offering Date or Interim Offering Date and shall end on the last Exercise Date of the Offering Period, unless sooner terminated by the Participant as provided in Section 11 of this Plan.

(b)  All payroll deductions made by a Participant shall be credited to the Participant’s account under this Plan. A Participant may not make any additional payments into such account.

(c)  A Participant may change the rate of his or her payroll deductions during an Offering Period by filing with the Administrator a new subscription agreement authorizing the change. The change shall take effect 15 days after the Administrator’s receipt of the new subscription agreement, except that increases in rate shall take effect on the day after the first Exercise Date on or after the 15th day.

7.    Purchase Rights.

(a)  Grant of Purchase Rights.    On the Offering Date, or (if applicable) Interim Offering Date of each Offering Period, the Participant shall be granted a Purchase Right to purchase (at the per-share price) during the Offering Period the number of shares of Common Stock determined by dividing (i) $25,000 multiplied by the number of (whole or part) calendar years in the offering Period by (ii) the fair market value of a share of Common Stock on the Offering Date or Interim Offering Date.

(b)  Terms of Purchase Rights.    Except as otherwise determined by the Administrator, each Purchase Right shall have the following terms:

(i)	The per-share price of the shares subject to a Purchase Right shall be 85% of the lower of the fair market values of a share of Common Stock on (a) the Offering Date, or Interim Offering Date, on which the Purchase Right was granted and (b) the Exercise Date. The fair market value of the Common Stock on a given date shall be the closing price as reported in the Wall Street Journal; provided, however, that if there is no public trading of the Common Stock on that date, then fair market value shall be determined by the Administrator in its discretion.

(ii)	Payment for shares purchased by exercise of Purchase Rights shall be made only through payroll deductions in accordance with Section 6 of this Plan.

(iii)	Upon purchase or disposition of shares acquired by exercise of a Purchase Right, the Participant shall pay, or make provision adequate to the Administrator for payment of, all tax (and similar) withholdings that the Administrator determines, in its discretion, are required due to the acquisition or disposition, including without limitation any such withholding that the Administrator determines in its discretion is necessary to allow the Company and its Subsidiaries to claim tax deductions or other benefits in connection with the acquisition or disposition.

(iv)	During his or her lifetime, a Participant’s Purchase Right is exercisable only by the Participant.

(v)	The Purchase Rights will in all respects be subject to the terms and conditions of this Plan, as interpreted by the Administrator from time to time.

8.    Exercise Dates; Purchase of Shares; Refund of Excess Cash.

(a)  The Administrator shall establish one or more Exercise Dates for each Offering Period.

(b)  Each Participant’s Purchase Right shall be exercised automatically on each Exercise Date during the Offering Period to purchase the maximum number of full shares up to the Maximum Share Amount at the applicable price using the Participant’s accumulated payroll deductions.

(c)  The shares purchased upon exercise of a Purchase Right shall be deemed to be transferred to the Participant on the Exercise Date. A Participant will have no interest or voting right in shares covered by a Purchase Right until the Purchase Right has been exercised.

(d)  Any cash remaining in a Participant’s payroll deduction account after the purchase of shares on an Exercise Date shall be carried forward in that account for application on the next Exercise Date; provided that at the termination of an Offering Period, any such cash shall be promptly refunded returned to the Participant.

9.    Limitations on Shares to be Purchased.

(a)  Prior to the commencement of any Offering Period or prior to such time period as specified by the Administrator, the Administrator may, in its sole discretion, set a Maximum Share Amount. If a Maximum Share Amount is established by the Administrator, a Participant may not purchase more than the Maximum Share Amount on any single exercise date. When a new Maximum Share Amount is set, all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Exercise Dates and Offering Periods unless revised by the Administrator as set forth above.

(b)  If the number of shares to be purchased on an Exercise Date by all Participants in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Administrator shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected.

10.    Registration and Delivery of Share Certificates.

(a)  Shares purchased by a Participant under this Plan will be registered in the name of the Participant, or in the name of the Participant and his or her spouse, or in the name of the Participant and joint tenant(s) (with right of survivorship), as designated by the Participant.

(b)  As soon as administratively feasible after each Exercise Date, the Company shall deliver to the Participant a certificate representing the shares purchased upon exercise of a Purchase Right. If approved by the Administrator in its discretion, the Company may instead (i) deliver a certificate (or equivalent) to a broker for crediting to the Participant’s account or (ii) make a notation in the Participant’s favor of non-certificated shares on the Company’s stock records.

11.    Withdrawal; Termination of Employment.

(a)  A Participant may withdraw all, but not less than all, of the payroll deductions credited to his account under this Plan at any time before an Exercise Date by giving written notice to the Administrator in a form the Administrator prescribes from time to time. The Participant’s Purchase Right will automatically terminate on the date of receipt of the notice, all payroll deductions credited to the Participant’s account will be refunded promptly thereafter, and no further payroll deductions will be made during the Offering Period.

(b)  Upon termination of a Participant’s Continuous Status as an Employee for any reason, including retirement or death, the payroll deductions credited to the Participant’s account will be promptly refunded to the Participant or, in the case of death, to the person or persons entitled thereto under Section 15 of this Plan, and the Participant’s Purchase Right will automatically terminate.

(c)  If a Participant fails to remain in Continuous Status as an Employee for at least 20 hours per week during an Offering Period, the Participant will be deemed to have withdrawn from this Plan, the payroll deductions credited to the Participant’s account will be promptly refunded, and the Participant’s Purchase Right shall terminate.

(d)  A Participant’s withdrawal from an offering will not affect the Participant’s eligibility to participate in a succeeding Offering Period or in any similar plan that may be adopted by the Company.

12.    Use of Funds; No Interest.

Amounts withheld from Participants’ Compensation under this Plan shall constitute general funds of the Company and may be used for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. No interest shall accrue on the payroll deductions of a Participant in this Plan.

13.    Number of Shares Reserved.

(a)  Subject to adjustment as provided in Section 18, the maximum aggregate number of shares of Common Stock which shall be made available for sale under the Plan shall be 9,000,000* shares herein, consisting of the following:

(i)	3,000,000* shares may be issued at any time before termination of this Plan from the number of authorized and previously unissued shares of Common Stock of the Company; and

(ii)	an additional share (up to a total of 6,000,000* additional shares) may be issued for each share of Common Stock that the Company redeems, in public-market or private purchases, and designates for this purpose after the date of Board approval of this Plan.

(b)  Subject to adjustment as provided in Section 18, the number of shares that may be issued, on a one-for-one basis, for each share of Common Stock that the Company redeems, in public-market or private purchases, and designates for this purpose shall be increased on the first business day of each calendar year commencing with 2004 by a number of shares equal to the lesser of (i) 2,000,000**, (ii) one and one-half percent (1.5%) of the number of shares of all classes of common stock of the Company outstanding on the first business day of such calendar year, or (iii) a lesser number determined by the Administrator, (the “Annual Increase”). The Administrator may, in its discretion, transfer shares reserved for issuance under this Plan into a plan of similar terms, as approved by the Board, providing for the purchase of shares of Common Stock by employees of Subsidiaries designated by the Board that do not (or do not thereafter) participate in this plan. Such plan may, without limitation, provide for variances from the terms of this Plan to take into account special circumstances (such as foreign legal restrictions) affecting the employees of such designated Subsidiaries.

14.    Administration.

This Plan shall be administered by the Administrator. The administration, interpretation, and application of this Plan by the Administrator shall be final, conclusive, and binding upon all persons. Neither Members of the Board nor the Administrator shall be liable for any action or determination taken or made in good faith with respect to the Plan, or any shares purchased or issued or Purchase Right exercised thereunder. Members of the Board and other persons who are Employees are permitted to participate in this Plan.

15.    Designation of Beneficiary.

(a)  A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under this Plan in the event of the Participant’s death.

*	Number has been adjusted to account for Lam’s March 2000 three-for-one stock split.

**	Provision added to Plan pursuant to November 2003 amendment and restatement. Therefore, no adjustment for March 2000 stock split required. This number is, however, subject to adjustment upon future changes to capitalization pursuant to Section 18.

(b)  A designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant, and in the absence of a beneficiary validly designated under this Plan who is living at the time of the Participant’s death, the Administrator shall deliver such shares and/or cash to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed (to the Administrator’s knowledge), the Administrator, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant or, if no spouse, dependent, or relative is known to the Administrator, then to such other person as the Administrator may designate.

16.    Transferability.

Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of a Purchase Right or to receive shares under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw funds in accordance with Section 11 hereof.

17.    Reports.

Individual accounts will be maintained for each Participant in this Plan. Statements of account will be given to participating Employees promptly following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18.    Adjustments upon Changes in Capitalization.

(a)  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each Purchase Right under this Plan that has not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under this Plan but have not yet been placed under a Purchase Right, including, but not limited to, the Annual Increase (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each Purchase Right under this Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company and any repurchase of shares of Common Stock pursuant to Section 13 herein shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination shall be final, binding, and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Purchase Right.

(b)  In the event of the proposed dissolution or liquidation of the Company, the then-current Offering Period will terminate immediately before the consummation of such proposed action, unless otherwise provided by the Board or the Administrator (if the Administrator is not the Board). In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation (if stockholders of the Company own less than 50% of the total outstanding voting power in the surviving entity or a parent of the surviving entity after the merger), each Purchase Right under this Plan shall be assumed or an equivalent purchase right shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the successor corporation does not agree to assume the Purchase Right or to substitute an equivalent purchase right, in which case the Administrator may, in lieu of such assumption or substitution, accelerate the exercisability of Purchase Rights, and allow Purchase Rights to be exercisable (if the Board approves) as to shares as to which the Purchase Right would not otherwise be exercisable, on terms and for a period that the Administrator determines in its discretion. To the extent that the Administrator accelerates exercisability of Purchase Rights as described above, it shall promptly so notify all Participants in writing.

(c)  The Administrator may, in its discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding Purchase Right, if the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock, or if the Company consolidates with or merges into any other corporation.

19.    Amendment or Termination.

(a)  The Board may at any time terminate or amend in any manner this Plan; except, however, that no amendment may be made without prior approval of the stockholders of the Company (obtained in the manner described in paragraph 21) if it would:

(i)	Increase the number of shares that may be issued under this Plan;

(ii)	Change the designation of the employees (or class of employees) eligible for participation in this Plan; or

(iii)	If the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the time of such amendment, materially increase the benefits that may accrue to Participants under this Plan.

If any amendment requiring stockholder approval under this paragraph 19 of this Plan is made after the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such stockholder approval shall be solicited as described in paragraph 21 of this Plan.

(b)  The Board may elect to terminate any or all outstanding Purchase Rights at any time, except to the extent that exercisability of such Purchase Rights has been accelerated pursuant to Section 18(b) hereof. If this Plan is terminated, the Board may also elect to terminate Purchase Rights upon completion of the next purchase of shares on the next Exercise Date or to permit Purchase Rights to expire in accordance with their terms (with participation to continue through such expiration dates). If Purchase Rights are terminated before expiration, any funds contributed to this Plan that have not been used to purchase shares shall be refunded to Participants as soon as administratively feasible.

20.    Notices.

All notices or other communications by a Participant to the Company or the Administrator under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

21.    Stockholder Approval.

(a)  Any required approval of the stockholders of the Company pursuant to paragraph 19(a) of this Plan shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(b)  If any required approval by the stockholders of this Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 21(a) hereof, then the Company shall, at or before the first annual meeting of stockholders held after the later of (i) the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (ii) the granting of a Purchase Right hereunder to an Officer and Director after such registration, do the following:

(i)	furnish in writing to the holders entitled to vote for this Plan substantially the same information that would be required (if proxies to be voted with respect to approval or disapproval of this Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

(ii)	file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to stockholders.

22.    Conditions upon Issuance of Shares.

(a)  Shares shall not be issued with respect to a Purchase Right unless the exercise of such Purchase Right and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange

Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)  As a condition to the exercise of a Purchase Right, the Company may require the person exercising such Purchase Right to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.    Term of Plan.

This Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 21 hereof. It shall continue in effect for a term of 20 years unless sooner terminated under Section 19 hereof.

24.    Additional Restrictions of Rule 16b-3.

The terms and conditions of Purchase Rights granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Securities Exchange Act of 1934 shall comply with the applicable provisions of Rule 16b-3 of such Act. This Plan shall be deemed to contain, and such Purchase Rights shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Securities Exchange Act of 1934 with respect to Plan transactions.

APPENDIX B

LAM RESEARCH CORPORATION
2004 EXECUTIVE INCENTIVE PLAN
Effective as of December 29, 2003

The Compensation Committee (the “Compensation Committee”) of the Board of Directors of Lam Research Corporation (“Company”) hereby adopts this 2004 Executive Incentive Plan (“Plan”), effective for measurement periods beginning on or after December 29, 2003, subject to stockholder approval as described in Section 3.

1.    Purpose.

The purpose of the Plan is to provide performance-based incentive compensation in the form of cash payments to executive officers and senior management of the Company and any affiliates which might subsequently adopt the Plan. The Plan is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

2.    Administration.

The Plan has been established by, and shall be administered by, the Compensation Committee. The Compensation Committee is composed solely of 2 or more outside directors as defined in Section 162(m) and, therefore, qualifies as an independent compensation committee under Section 162(m).

3.    Stockholder Approval.

The Plan shall be effective if, and only if, the Company’s stockholders, by a majority of the votes considered present or represented and entitled to vote with respect to this matter, approve the material terms of the Plan, specifically, the employees eligible to receive compensation under the Plan; the business criteria on which the performance goals may be based; and the maximum amount of compensation that may be paid to any employee under the Plan in any year. No compensation will be paid under the Plan until after this approval is obtained. To the extent necessary for the Plan to qualify as performance-based compensation under Section 162(m) or its successor under then applicable law, these material terms of the Plan shall be disclosed to and reapproved by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the material terms of the Plan.

4.    Participants.

For each measurement period (which may but need not be a fiscal year), the Compensation Committee will choose, in its sole discretion, those eligible employees who will participate in the Plan during that measurement period and will be eligible to receive payment under the Plan for that measurement period.

(a)  Eligible Employees.    Persons who are eligible to participate in the Plan are all members of senior management of the Company and its affiliates who are not eligible under any other incentive performance plan sponsored by the Company or its affiliates. For purposes of the Plan, senior management is defined as any officer who is subject to the reporting rules of Section 16(a) of the Securities Exchange Act of 1934.

(b)  Employment Criteria.    In general, to participate in the Plan an eligible employee must be continuously employed by the Company or an affiliate for the entire measurement period. The foregoing notwithstanding: (i) if an otherwise eligible employee joins the Company or an affiliate during the measurement period, the Compensation Committee may, in its discretion, add the employee to the Plan for the partial measurement period, and (ii) if the employment of an otherwise eligible employee ends before the end of the measurement period because of death, disability, termination of employment (as determined in the discretion of the Compensation Committee), the employee shall be paid a pro-rata portion of the compensation, if any, that otherwise would have been payable under the Plan, unless the Committee determines in its sole discretion that payment is not appropriate. If a participant is on unpaid leave status for any portion of the measurement period, the Compensation Committee, in its discretion, may reduce the participant’s payment on a pro-rata basis.

All determinations under the Plan, including those related to interpretation of the Plan, eligibility or the payment or pro-ration of any payment shall be made by the Compensation Committee pursuant to the above terms, and those determinations shall be final and binding on all employees.

5.    Business Criteria on Which Performance Goals Shall be Based.

Payment under the Plan shall be based on the Company’s attainment of performance goals based on one or more of the following business criteria:

•  Return on equity, total capital or assets.

•  Growth of revenue, operating income or net income (with or without regard to impairment of goodwill).

•	Efficiency ratio (other expense as a percentage of other income plus net interest income), with or without regard to impairment of goodwill.

•  Net operating expense (other income less other expense) with or without regard to impairment of goodwill.

•  Net income or operating income with or without regard to impairment of goodwill, in aggregate or per share.

•  Earnings before interest, taxes, depreciation and amortization (“EBITDA”).

•  Free cash flow generation.

•  Ratio of nonperforming assets to total assets.

•  Customer service.

•	Individually designed goals and objectives that are consistent with the participant’s specific duties and responsibilities and that are designed to improve the financial performance of the Company or a specific division or affiliate. The goals and objectives shall also be derived from and consistent with the operating plan of the Company, division or affiliate for the particular year to which the participant’s performance is measured.

6.    Establishing Performance Goals.

The Compensation Committee shall establish, for each measurement period:

(a)  the length of the measurement period;

(b)  the specific business criterion or criteria, or combination thereof, that will be used;

(c)  the specific performance targets that will be used for the selected business criterion or criteria;

(d)	any special adjustments that will be applied in calculating whether the performance targets have been met to factor out extraordinary items;

(e)	the formula for calculating compensation eligible for payment under the Plan in relation to the performance targets;

(f)  the eligible employees who will participate in the Plan for that measurement period; and

(g)  if applicable, the target amounts for each participant for the measurement period.

The Compensation Committee shall make these determinations in writing no later than 90 days after the start of each measurement period, on or before 25 percent of the measurement period has elapsed, and while the outcome is substantially uncertain. Payments to any one participant in any one calendar year under the Plan shall not exceed $2,000,000. Unless otherwise specified by the Compensation Committee in its written determinations establishing the criteria for the particular measurement period, if the Company or its affiliates consummate one or more acquisitions during the measurement period that, individually or in the aggregate, constitute a Triggering Acquisition, the measurement period shall end early, on the last day of the calendar quarter immediately before the consummation of the first acquisition that constitutes a Triggering Acquisition (either individually or when aggregated with prior acquisitions during the measurement period), and pro-rated payments shall be paid based on the degree of attainment of the performance goals during the shortened measurement period. For purposes of this paragraph, a Triggering Acquisition means an acquisition (or combination of acquisitions) in which the acquired entity’s operating earnings (earnings before transaction-related expense) for the four quarters completed immediately before consummation of the acquisition is equal to 10% or more of the pro-forma operating earnings for the same four quarters for the combination of the Company and its affiliates and the acquired entity. (If either the Company and its affiliates or the entity being acquired had consummated other acquisitions during the four quarters in question, the calculation described in the prior sentence shall be done using pro-forma earnings for each combined entity.)

If an employee joins the Company or an affiliate during the measurement period and becomes an eligible employee pursuant to Paragraph 4(b), and if the employee is a “covered employee” within the meaning of Section 162(m) (because the employee is the chief executive officer or is among the 4 highest compensated officers for the year other than the chief executive officer), then to the extent necessary for the Plan to qualify as performance-based compensation under Section 162(m) or its successor under then applicable law, all relevant elements of the performance goals established pursuant to paragraph 6 of this plan for that employee must be established on or before the date on which 25% of the time from the commencement of employment to the end of the measurement period has elapsed, and the outcome under the performance goals for the measurement period must be substantially uncertain at the time those elements are established.

7.    Determination of Attainment of Performance Goals.

The Compensation Committee shall determine, pursuant to the performance goals and other elements established pursuant to section 6 of the Plan, the amounts to be paid to each employee for each measurement period. The Compensation Committee’s determinations shall be final and binding on all participants. These determinations must be certified in writing before payments are made, which requirement may be satisfied by approved minutes of the Compensation Committee meeting setting out the determinations made. The Compensation Committee shall not have discretion to increase the amount of the executive incentive payment that would otherwise be due upon attainment of the goals established pursuant to paragraph 6 of the Plan to any employee who is a “covered employee” within the meaning of Section 162(m) if increasing the executive incentive payment would cause the executive incentive payment or any part thereof to not be deductible under the Internal Revenue Code.

8.    Amendments.

The Compensation Committee may not amend or terminate the Plan so as to increase, reduce or eliminate executive incentive payments payable under the Plan for any given measurement period retroactively, that is, on any date later than 90 days after the start of the measurement period. The Compensation Committee may amend or terminate the Plan at any time on a prospective basis and/or in any fashion that does not increase, reduce or eliminate executive incentive payments retroactively. The foregoing notwithstanding, except as required by applicable law, the Compensation Committee shall not have the power to amend the Plan in any fashion that would cause the Plan to fail to qualify as performance-based compensation with respect to any “covered employee” as defined under Section 162(m) or its successor. Without limiting the generality of the foregoing, to the extent it would cause the Plan to fail to qualify as performance-based compensation with respect to any “covered employee” as defined under Section 162(m) or its successor under then applicable law, the Compensation Committee shall not have the power to change the material terms of the performance goals unless (i) the modified performance goals are established by the Compensation Committee no later than 90 days after the start of the applicable measurement period, on or before 25 percent of the measurement period has elapsed, and while the outcome is substantially uncertain; and (ii) no payments are made under the modified performance goals until after the material terms of the modified performance goals are disclosed to and approved by the Company’s stockholders.

9.    Effectiveness; Prior Plans Superseded.

Upon stockholder approval as described in Section 3, the Plan shall be effective for measurement periods beginning on or after December 29, 2003, and shall replace and supersede any prior executive incentive plans.

C/O LEGAL DEPARTMENT 4650 CUSHING PARKWAY, CA-1 FREMONT, CA 94538

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Lam Research Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LMRES1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LAM RESEARCH CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS OF THE COMPANY.

Vote On Directors 1. 01) James W. Bagley; 02) David G. Arscott; 03) Robert M. Berdahl; 04) Richard J. Elkus, Jr.; 05) Jack R. Harris; 06) Grant M. Inman;	For All / /	Withhold All / /	For All Except / /	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Vote On Proposals 2. Proposal to Approve Amendment of Lam 1999 Employee Stock Purchase Plan.	For / /	Against / /	Abstain / /

3. Proposal to Approve the Lam 2004 Executive Incentive Plan.	/ /	/ /	/ /

4. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year 2004.	/ /	/ /	/ /

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all such stockholders should sign.)

For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting.	/ / / / / / Yes No
Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
LAM RESEARCH CORPORATION
IN CONJUNCTION WITH THE
2003 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
NOVEMBER 6, 2003

      The undersigned stockholder of LAM RESEARCH CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 6, 2003, and the 2003 Annual Report to Stockholders, and hereby appoints James W. Bagley and George M. Schisler, Jr., or either of them, proxy holders and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of LAM RESEARCH CORPORATION to be held on Thursday, November 6, 2003 at 11:00 a.m. local time, at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538, and for any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE AMENDMENT OF THE LAM 1999 EMPLOYEE STOCK PURCHASE PLAN, FOR APPROVAL OF THE LAM 2004 EXECUTIVE INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR AND, AS SAID PROXY HOLDERS DEEM ADVISABLE, ON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on other side.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED RETURN-ADDRESSED AND POSTAGE-PAID ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)